                                                                     Exhibit 2.4

        SECURITIES PURCHASE AGREEMENT


SECURITIES PURCHASE AGREEMENT ("AGREEMENT"), dated
December 30, 1996, among Family Bargain Corporation, a Delaware corporation (the "Company"), and the Persons set forth on
Schedule 2.2 hereof (the "Purchasers").
WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase, an aggregate of 27,000 shares (the "Securities") of the Company's Series B Junior Convertible Exchangeable Preferred Stock, par value $.01 per share (the
"Series B Preferred"), at a purchase price equal to $1,000.00 per Security (the "Purchase Price Per Security") (or $27,000,000 in the aggregate) upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, each of the Company and the Purchasers agrees as follows:

1.      DEFINITIONS.
The terms defined in this Section 1 shall have the following meanings for all purposes of this Agreement:

"Acquisition Proposal" means any proposal or offer to the Company or stockholders of the Company with respect to a merger, consolidation, tender offer (including a self tender offer), exchange offer, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Sub-sidiaries, any purchase of, or option to purchase, any equity securities (or securities convertible into equity securities) of the Company or any of its Subsidiaries or any purchase of, or option to purchase, any of the assets of the Company or any of its Subsidiaries (other than (i) the sale of inventory in the ordinary course of business of the Company or any of its Subsidiaries and
(ii) grants and exercises of options actually granted prior to the date hereof.

"Act" means the Securities Act of 1933, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time. References to a particular section of the Securities Act of 1933, as amended, shall include a reference to the comparable section, if any, of any such superseding Federal statute.
An "Affiliate" of, or a person "affiliated" with, a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

"Annual Reports" means the Company's Annual Report on
Form 10-K for the year ended January 28, 1995 as filed with the SEC and the Company's Annual Report on Form 10-K for the year ended January 27, 1996 (as amended by the Company's Form 10-K/A dated
May 14, 1996), as filed with the SEC and delivered to the Purchasers (including, in each case, all exhibits and schedules thereto and documents incorporated by reference therein).

"Benefit Plans" has the meaning set forth in
Section 4.21.

"Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

"By-Laws" means the By-laws of the Company, as amended through the date hereof.

"Certificate of Designations" means the Certificate of Designations of the Company to be filed by the Company with the Secretary of State of the State of Delaware on or prior to the date and time of the Closing, substantially in the form attached as Exhibit A hereto.

"Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended through the date hereof.

"Closings" has the meaning set forth in Section 2.1.

"Closing Date" has the meaning set forth in Section 2.1.

"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" shall mean the Company's common stock, par value $.01 per share.

"Company" has the meaning set forth in the preamble to this Agreement.

"Conversion Shares" means the shares of Common Stock issuable or issued upon conversion of the Series B Preferred pursuant to the terms of this Agreement and the Certificate of Designations.

"Disclosure Letter" has the meaning set forth in
Article 4.

"Employee Preferred" has the meaning set forth in
Section 4.6.

"Encumbrance" means any mortgage, pledge, lien, security interest, restriction upon voting or transfer, claim or other encumbrance of any kind.

"Environmental Information" has the meaning set forth in
Section 4.17(D).

"Environmental Laws" means all federal, state, local and foreign laws, principles of common law, regulations, codes and ordinances, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment, or health and safety.

"ERISA" has the meaning set forth in Section 4.21.

"Exchange Act" means the Securities Exchange Act of
1934, as amended, or any superseding Federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include a reference to the comparable section, if any, of such superseding

Federal statute.

"Exchange Notes" means the Subordinated Notes of the Company issuable or issued in redemption of the Series B Preferred pursuant to the terms of this Agreement and the Certificate of Designations.

"Factory 2-U" means Factory 2-U, Inc., an Arizona corporation.

"Financial Advisory Agreement" means the Financial
Advisory Agreement, dated as of the date hereof, between the Company and TCR, as amended, supplemented or modified from time to time in accordance with the terms thereof.

"FINOVA Credit Facility" means the credit facility provided under the loan and security agreement dated November 10, 1995, between Factory 2-U and FINOVA Capital Corporation, as amended through the date hereof and as may be further amended in accordance with the terms hereof.

"14(f) Notice" means a notice of the Company containing the information required by Rule 14f-1 under the Exchange Act to be filed with the SEC in compliance with such Rule in connection with the actions described in Section 3.1.2, as amended, modified or supplemented (including all exhibits and schedules thereto and documents incorporated by reference therein).

"General Textiles" means General Textiles, a California corporation.

"Governmental Authority" means the government of any nation or state, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"GT Credit Facility" means the credit facility provided under the loan and security agreement dated as of October 14, 1993, between General Textiles and Greyhound Financial Capital Corporation (now named FINOVA Capital Corporation), as amended through the date hereof.

"Intellectual Property" has the meaning set forth in
Section 4.16(A).

"Initial Closing" has the meaning set forth in Section
2.1.

"IP Licenses" has the meaning set forth in
Section 4.16(B).

"Knowledge of the Company" means the knowledge of the Company after due inquiry.

"Law" means any law, treaty, rule or regulation of a Governmental Authority or judgment, order, writ, injunction or determination of an arbitrator or a court or other Governmental
Authority.

"Liabilities" has the meaning set forth in Section 9.1.

"Licenses" means any certificates, permits, licenses, franchises, consents, approvals, orders, authorizations and clearances from appropriate Governmental Authorities.

"Material Adverse Effect" means a material adverse effect on the assets, results of operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

"Monthly Financial Statements" has the meaning set forth in Section 4.11(B).

"NASDAQ Small-Cap Market" means the Nasdaq Small-Cap
Market of the Nasdaq Stock Market.

"1995 Audited Financial Statements" has the meaning set forth in Section 4.11(A).

"Person" means any individual, firm, corporation, partnership, limited liability company or partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

"Preferred Stock" has the meaning set forth in
Section 4.6.

"Preliminary Prospectus" shall mean the Company's
Preliminary Prospectus, dated November 6, 1996 (subject to completion), relating to convertible subordinated debentures due
2006 of the Company, which were never sold.

"Purchase Price Per Security" has the meaning set forth in the first recital of this Agreement.

"Purchasers" has the meaning set forth in the preamble to this Agreement.

"Quarterly Reports" means the Company's Quarterly Report on Form
10-Q for the quarter ended October 27, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended July 27, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended April 27, 1996, the Company's Quarterly Report on Form 10-Q for the quarter ended October 28, 1995, the Company's Quarterly Report on Form 10-Q for the quarter ended July 28, 1995 and the Company's Quarterly Report on Form 10-Q for the quarter ended April 28, 1995, each as filed with the SEC.

"Registration Rights Agreement" means the Registration
Rights Agreement to be dated as of the date of the Closing between the Company and the Purchasers, substantially in the form attached as Exhibit B hereto, as amended, supplemented or modified from time to time in accordance with the terms thereof.

"Representatives" shall mean the employees, counsel, accountants and other authorized representatives of the Purchasers, investors in any of the Purchasers and any of their respective
Affiliates.

"Rights" shall mean the Company's Preferred Stock
Purchase Rights issued pursuant to the Rights Plan.

"Rights Plan" shall mean the Rights Agreement dated as of November 27, 1995, between the Company and Corporate Stock
Transfer, Inc., as Rights Agent.

"SEC" means the Securities and Exchange Commission.

"SEC Documents" means the Annual Reports, the Quarterly
Reports, the Preliminary Prospectus and all other documents filed by the Company with the SEC (including all exhibits and schedules thereto and documents incorporated by reference therein) since
January 1, 1994.

"Second closing" shall have the meaning set forth in
Section 2.1.

"Securities" has the meaning set forth in the second recital of this Agreement.

"Separation Agreement" means the Separation Agreement dated as of the date hereof, a true and complete copy of which has been delivered by the Company to the Purchasers, as amended, supplemented or modified from time to time in accordance with the terms thereof and Section 3.1.8.

"Series A Preferred" has the meaning set forth in
Section 4.6.

"Series B Preferred" has the meaning set forth in the first recital of this Agreement.

"Shareholders Securities Purchase Agreement" has the meaning set forth in Section 4.2.

"Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, joint venture, association, limited liability company or partnership, joint stock company, trust, unincorporated organization, or other entity analogous to any of the foregoing of which 50% or more of the equity ownership (whether voting stock or comparable interest) is, at the time, owned, directly or indirectly by such Person.

"Tax" or "Taxes" has the meaning set forth in
Section 4.18.

"TCR" means Three Cities Research, Inc.

"Transaction Agreements" means this Agreement, the Separation Agreement, the Financial Advisory Agreement and the
Registration Rights Agreement.

"Transaction Expenses" means, with respect to the Company or the Purchasers and their Affiliates, the expenses of such Person or Persons (whether or not incurred prior to the date hereof) arising out of, relating to or incidental to the discussion, evalua-tion, negotiation, documentation and closing of the transactions contemplated hereby (including, without limitation, the fees, dis-bursements and other expenses of lawyers, accountants, actuaries, investment bankers and any other advisors thereto).

2.      CLOSING.

2.1 Time and Place of the Closings. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Securities contemplated hereby (the "Closing") shall take place at the offices of Baer, Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, at 10:00 A.M., New York time on January 14, 1997 (the "Initial Closing") or at such other date and such other place as the parties hereto shall agree; provided, however, the Purchasers may defer their obligation to purchase up to $5,000,000.00 of the Securities until a date no later than February 15, 1997 (the "Second Closing"). The "Closing Date" shall be the date the Initial Closing occurs.

2.2     Transactions at the Closings.  At any
Closing, subject to the terms and conditions of this Agreement, the Company shall issue and sell to each of the Purchasers, and each of the Purchasers shall purchase, the pro rata portion (based upon the number of Securities to be purchased at such Closing) of such number of Securities as are set forth opposite such Purchaser's name on
Schedule 2.2 at the Purchase Price Per Security. At such Closing, the Company shall deliver to each of the Purchasers certificates representing the pro rata portion (based upon the number of

Securities to be purchased at such Closing) of such number of Securities as are set forth opposite such Purchaser's name on
Schedule 2.2, each registered in the name of such Purchaser or its nominees, against payment of the Purchase Price Per Security with respect thereto by wire transfer of immediately available funds to an account or accounts previously designated by the Company.

2.3     Transaction Expenses.  At any Closing,
subject to the terms and provisions of this Agreement, the Company shall pay to each of the Purchasers or their respective designees an amount equal to the pro rata portion (based upon the number of Securities to be purchased at such Closing) of the Transaction Expenses, plus (without duplication) in the case of a Second Closing, the Transaction Expenses incurred since the Initial Closing, of such Purchaser and its Affiliates, in each case, by wire transfer of immediately available funds to an account or accounts designated by the Purchasers.

2.4 Post-Closing Option. The Purchasers shall have an option to purchase from the Company, at the same price and on the same terms and conditions as this Agreement, at any time up to and including 90-days from the Initial Closing, up to 5,000 shares of Series B Preferred in addition to the 27,000 shares purchased at the Initial Closing and/or deferred pursuant to the proviso in Section 2.1. This option may be exercised by written notice by the Purchasers to the Company.

3.      CONDITIONS TO THE CLOSING.

3.1 Conditions Precedent to the Obligations of the Purchasers. The obligations of each of the Purchasers to be discharged under this Agreement on or prior to the Closings are subject to satisfaction of the following conditions at or prior to the Initial Closing (unless expressly waived in writing by each of the Purchasers at or prior to the Initial Closing), except for the conditions set forth in Section 3.1.3 and 3.1.7, which must be satisfied at or prior to the Initial Closing and the Second Closing with respect to the Initial Closing and the Second Closing, respectively (unless expressly waived in writing by each of the Purchasers at or prior to such Closing):

3.1.1   Compliance by the Company.  All of the
terms, covenants and conditions of this Agreement to be complied with and performed by the Company at or prior to the Initial Closing shall have been complied with and performed by it in all material respects, and the representations and warranties made by the Company in this Agreement shall be true and correct at and as of the Initial Closing, with the same force and effect as though such representations and warranties had been made at and as of the Initial Closing, except for changes expressly contemplated by this Agreement and except for representations and warranties that are made as of a specific time, which shall be true and correct only as of such time, and except for representations and warranties made in Sections 4.14 to 4.17 and Section 4.24, which shall be true and correct as of the date hereof.

3.1.2   Board of Directors.  The members of the
Board of Directors identified on Schedule 3.1.2A shall have delivered irrevocable resignations from the Board of Directors effective upon the Initial Closing. The Board of Directors shall have elected the individuals set forth on Schedule 3.1.2B to fill such vacancies and such newly-elected persons shall be legally entitled to fill such vacancies upon the later to occur of (a) the Closing Date or (b) 10 days after the later of the date that the 14(f) Notice is mailed to stockholders of the Company and filed with the SEC.

3.1.3   Consents.  All consents, approvals,
authorizations, orders, registrations, filings and qualifications of or with any (A) Governmental Authority, (B) stock exchange on which the securities of the Company are traded and (C) other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Company or any of its Subsidiaries for the consummation of the transactions contem-plated by the Transaction Agreements shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Purchasers shall have been furnished with appropriate evidence thereof.

3.1.4   December Sales.  The Company shall have
sales for the five weeks ended on December 28, 1996 of at least $42 million, as reflected in the unaudited monthly consolidated financial statements of the Company or, if such unaudited monthly consolidated financial statements of the Company have not been completed, in a certificate of the chief financial officer of the Company.

3.1.5   Absence of Material Adverse Effect.  No
event or events shall have occurred between October 27, 1996 and the date hereof that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

3.1.6   Officer's Certificate.  The Purchasers
shall have received a certificate, dated the Closing Date and signed by the Chief Operating Officer of the Company, certifying that the conditions set forth in this Section 3.1 have been satisfied on and as of such date.

3.1.7   No Injunction.  There shall be no
judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement to be consummated at or before the Closing.

3.1.8 Other Transaction Agreements.  The
Separation Agreement, the Financial Advisory Agreement and the Registration Rights Agreement shall have each been executed and delivered by the parties thereto (other than the Purchasers and TCR) and remain in full force and effect. The Company shall not have agreed to any amendment of, or waived any of its rights under, the Separation Agreement.

3.2     Conditions Precedent to Obligations of the
Company. The obligations of the Company to be discharged under this Agreement on or prior to the Closings are subject to satisfaction of the following conditions at or prior to the Initial Closing (unless expressly waived in writing by the Company at or prior to the Initial Closing), except for the conditions set forth in Sections 3.2.2 and 3.2.4, which must be satisfied at or prior to the Initial Closing and the Second Closing with respect to the Initial Closing and the Second Closing, respectively (unless expressly waived in writing by the Company at or prior to such Closing):

3.2.1   Compliance by the Purchasers.  All of
the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchasers in all material respects at or prior to the Initial Closing, shall have been complied with and performed by the Purchasers and the representations and warranties made by the Purchasers in this Agreement, shall be true and correct at and as of the Initial Closing, with the same force and effect as though such representations and warranties had been made at and as of the Initial Closing, except for changes contemplated by this Agreement.

3.2.2   Consents.  All consents, approvals,
authorizations, orders, registrations, filings and qualifications of or with any (A) Governmental Authority and (B) other Persons (whether acting in an individual, fiduciary or other capacity) necessary or required to be made or obtained by the Purchasers for the consummation of the transactions contemplated by the Transaction Agreements to which any Purchaser is a party, shall have been made or obtained, as the case may be, and shall be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof.

3.2.3   Officer's Certificate.  The Company
shall have received a certificate, dated the Closing Date and signed by an appropriate officer of each Purchaser, certifying that the conditions set forth in this Section 3.2 have been satisfied on and as of such date.

3.2.4   No Injunction.  There shall be no
judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by this Agreement to be consummated at or before the Closing.


4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Purchaser that, except as disclosed in writing by the Company to the Purchasers in a letter specifically with respect to this Article 4 (the "Disclosure Letter") delivered to the Purchasers on or prior to the date hereof:

4.1     Corporate Existence and Power.

(A)     The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the SEC Documents and as currently conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect.

(B)     True and complete copies of the
Certificate of Incorporation and the By-Laws as in effect on the date hereof have been provided by the Company to the Purchasers.
 The minute books of the Company contain in all material respects true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the stockholders of the Company.

4.2 Power and Authority. The Company has the full corporate power and authority to execute and deliver the Transaction Agreements and to perform its obligations thereunder.
 The execution, delivery and performance by the Company of the Transaction Agreements and the consummation by the Company of the transactions contemplated thereby have been duly authorized and approved by the Board of Directors and no further corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of such agreements or the consummation by the Company of the transactions contemplated thereby. The purchase of securities of the Company under the Securities Purchase Agreement, dated December ___, 1996 ("Shareholders Securities Purchase Agreement"), by and between Benson A. Selzer, Joseph Eiger, John A. Selzer, Dutford Limited and Coplex Foundation and the purchasers listed on the signature pages thereof has been approved by the Board of Directors. Each of the Transaction Agreements has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Assuming the Purchasers (individually or as a group) have not been the beneficial owners (within the meaning of Rule 13d-3 of the Exchange Act) of any shares of Common Stock prior to their execution and delivery of this Agreement other than such shares as have been disclosed in writing to the Company prior to the execution of this Agreement, the foregoing authorizations and approvals by the Board of Directors (including the approval of the acquisition of securities under the Shareholders Securities Purchase Agreement) constitute prior approval by the Board of Directors of the transactions which resulted in the Purchasers becoming "interested stockholders" within the meaning of paragraph (a)(1) of Section 203 of the Delaware General Corporation Law.

4.3     Affiliate Transactions.  Except for the
transactions contemplated by the Separation Agreement or as disclosed in any SEC Document or in the Disclosure Letter, the Company and its Subsidiaries have not entered into any material transaction or material series of transactions with any stockholder, director, officer, employee or Affiliate of the Company other than any transactions with any Subsidiary in the ordinary course of business of the Company and its Subsidiaries.

4.4 No Contravention, Conflict, Breach, Etc. The execution, delivery and performance of each of the Transaction Agreements by the Company and the consummation of the transactions contemplated thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any Encumbrance upon any assets or properties of the Company or of any of its Subsidiaries, or cause the Company or any of its Subsidiaries to be required to redeem, repurchase or offer to repurchase any of their respective indebtedness under (A) the certificate of incorporation, the by-laws or other organizational document of the Company or any of its Subsidiaries, (B) any material Law of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries, or any of their respective assets, properties or operations or (C) any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any material lease, permit, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject.

4.5 Consents. No consent, approval, authoriza-tion, order, registration, filing or qualification of or with any
(A) Governmental Authority, (B) stock exchange on which the securities of the Company are traded or (C) other Person (whether acting in an individual, fiduciary or other capacity) is required to be made or obtained by the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of the Transaction Agreements and the consummation of the transactions contemplated thereby, except for the actions described in
Section 3.1.2 and 3.1.6 and except consents which are not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

4.6     Capitalization of the Company.  The
authorized capital stock of the Company consists of: (A) 80,000,000 shares of Common Stock of which 4,693,337 shares are issued and out-standing; and (B) 7,500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 4,500,000 shares are designated as Series A 9?% Cumulative Convertible Preferred Stock (the "Series A Preferred") and 25,000 shares are designated as Series A Junior Participating Preferred. There are not more than 3,881,261 shares of the Series A Preferred issued and outstanding.

 No other class of capital stock of the Company is, or, other than the Securities, up to an aggregate of $1,500,000 in value of Class
B Preferred offered to the employees of the Company (the "Employee Preferred") and such additional number of shares of Class B Preferred as may be agreed to by the Purchasers in writing, at the Closings will be issued. From the date hereof until the Initial Closing, except for the issuance of the Securities and the Employee Preferred and the exercise of any options or the conversion of the Preferred Stock described in the Disclosure Letter, the Company will not issue any shares of its capital stock. All outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and have been issued in compliance with applicable federal and state securities laws.

 At the Initial Closing, all of the Securities subject to such Closing will be duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonasses-sable. The stockholders of the Company have no preemptive or similar rights with respect to the securities of the Company.
Except as set forth in the Disclosure Letter, there are no outstanding (i) securities or obligations of the Company (other than the Series A Preferred) convertible into or exchangeable for any capital stock of the Company, (ii) warrants (other than 414,105 warrants), rights (other than 4,693,337 Rights), or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

4.7 Rights Plan. The Board of Directors has voted to redeem the rights issued under the Rights Plan effective on the Closing Date, after which such Rights Plan has no further force and effect.

4.8 Registration Rights. The Purchasers shall, by virtue of their purchase of Securities hereunder and conversion thereof into Conversion Shares in accordance with the terms of this Agreement and the Certificate of Designations, be entitled to the rights of a holder under the Registration Rights Agreement. Other than the Registration Rights Agreement and except as set forth in the Disclosure Letter, neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights to any Person.

4.9 Subsidiaries. The Disclosure Letter sets forth a complete and accurate list of all of the Subsidiaries of the Company together with their respective jurisdictions of incorporation or organization. Except for its Subsidiaries, the Company holds no equity, partnership, joint venture or other interest in any Person. True and complete copies of the certificate of incorporation, by-laws and other organizational documents of the Subsidiaries of the Company as in effect on the date hereof have been provided by the Company to the Purchasers. Each Subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as currently conducted and is duly qualified to transact business as a foreign corporation or other legal entity and is in good standing (if applicable) in each jurisdiction in which the conduct of its business or its ownership, leasing or operation of property requires such qualification, other than any failure to be so qualified or in good standing as would not singly or in the aggregate with all such other failures reasonably be expected to have a Material Adverse Effect. All of the outstanding capital stock of each Subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries of the Company (other than directors' qualifying shares), free and clear of any Encumbrance (other than such transfer restrictions as may exist under federal and state securities laws or any Encumbrances between or among the Company and/or any Subsidiary of the Company or as may be reflected in the financial statements included in the SEC Documents or described in the Disclosure Letter), and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity), other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary. Except as set forth in the SEC Documents, there exists no restriction, other than those pursuant to applicable law or regulation, on the payment of cash dividends by any Subsidiary.

4.10    SEC Documents.

(A)     The Company has delivered true and
complete copies of all SEC Documents to the Purchasers.

(B)     As of its filing date, each SEC
Document filed, and each SEC Document that will be filed by the

Company prior to the Closing Date, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Exchange Act

(i) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(C)     Each final registration statement filed
with the SEC pursuant to the Act, as of the date such statement or amendment became effective (i) complied in all material respects with the applicable requirements of the Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

4.11    Financial Statements.

(A)     The audited consolidated financial
statements and related schedules and notes included in the SEC Documents comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and fairly present in all material respects the financial condition, results of operations, cash flows and changes in stock-holders' equity of the Company and its Subsidiaries at the dates and for the periods presented. The Company previously delivered true and complete copies of the audited consolidated financial statements and related schedules and notes of the Company as of January 27, 1996 and January 28, 1995 and for each of the three years in the period ended January 27, 1996 (the "1995 Audited Financial Statements"). Except as set forth in the Disclosure Letter, the 1995 Audited Financial Statements comply in all material respects with the requirements of the Exchange Act and the Act and the rules and regulations of the SEC thereunder, were prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and fairly present in all material respects the financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries at the dates and for the periods presented. The unaudited quarterly consolidated financial information included in the SEC Documents were derived from financial statements which fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to year-end adjustments (consisting only of normal recurring accruals), and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis consistent with that of the audited financial statements referred to above except as otherwise stated therein.

(B)     The unaudited monthly consolidated
financial statements for the month of November 1996 (the "Monthly
Financial Statements") previously delivered by the Company to the

Purchasers fairly present in all material respects the financial condition and results of operations of the Company and its Subsid-iaries at the dates and for the periods to which they relate, subject to quarter-end and year-end adjustments (consisting only of normal recurring accruals), and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the monthly financial statements of the Company for 1994 and 1995 except as otherwise stated therein. Notwithstanding the foregoing, the Monthly Financial Statements do not reflect an inventory shrinkage adjustment, which adjustment shall be an amount not to exceed $560,000. Such inventory shrinkage adjustment shall be provided for in the Monthly Financial Statements for the months of December 1996 and January 1997. For each fiscal month after the date hereof and prior to the Closing, beginning with December 1996, as soon as reasonably practicable and in any event within 14 days after the end of each such fiscal month, the Company shall prepare and deliver to the Purchasers monthly financial statements of the Company that shall fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to quarter-end and year-end adjustments (consisting only of normal recurring accruals), prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Monthly Financial Statements.

4.12 14(f) Notice. At the time the 14(f) Notice is first mailed to the stockholders of the Company and filed with the SEC, it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) any statement or omissions included in the 14(f) Notice based upon information furnished in writing to the Company by or on behalf of the Purchasers specifically for use therein or (ii) any portion thereof which is not deemed to be filed under applicable SEC rules and regulations.

4.13 No Existing Violation, Default, Etc. None of the Company nor any of its Subsidiaries is (A) in violation of any provision of its certificate of incorporation, by-laws or other organizational documents or (B) in violation of any applicable Law, stock exchange rule or regulation, which violation has or would reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.13, no breach, event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, permit, license or other agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, which breach, event of default, or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default, has or would reasonably be expected to have a Material Adverse Effect. Without giving effect to any waiver previously granted, there exists (i) no event of default, (ii) no event that, but for the giving of notice or the lapse of time or both, would constitute an event of default and
(iii) no event that would require the Company or any of its Subsidiaries to prepay, redeem, repurchase or offer to repurchase any of (a) its indebtedness existing under the FINOVA Credit Facility, the GT Credit Facility or otherwise or (b) the Series A Preferred.

4.14    Licenses and Permits.  The Company and its
Subsidiaries have such Licenses as are necessary to own, lease or operate their properties and to conduct their businesses in the manner described in the SEC Documents and as currently owned or leased and conducted and all such Licenses are valid and in full force and effect except such Licenses that the failure to have or to be in full force and effect individually or in the aggregate has not had, and would not reasonably be expected to have, a Material Adverse Effect. None of the Company nor any of its Subsidiaries has received any written notice that any violations are being or have been alleged in respect of any such License and no proceeding is pending or, to the Knowledge of the Company, threatened, to suspend, revoke or limit any such License the effect of which would reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with their respective obligations under such Licenses, with such exceptions as individually or in the aggregate have not had, and would not reasonably be expected to have, a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation, suspension, limitation or termination of such Licenses, except such events as have not had, or would not reasonably be expected to have, a Material Adverse Effect.

4.15    Title to Properties.  The Company and its
Subsidiaries have sufficient title to all material properties (real and personal) owned by the Company and any such Subsidiary that are necessary for the conduct of the business of the Company and any such Subsidiary as described in the SEC Documents and as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of its business, and all material properties held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases except for such leases the loss of which would not reasonably be expected to have a Material Adverse Effect.

4.16    Intellectual Property.

(A)     The Company and each of its
Subsidiaries owns or is licensed to use all (i) patents, trademarks, trade names, service marks, copyrights and any applications therefor and (ii) trade secrets, know-how, computer software programs and proprietary information, in each case, that are material to the conduct of the business of the Company and its Subsidiaries as described in the SEC Documents and as currently conducted, free and clear of any Encumbrance that may materially interfere with the conduct of their business ("Intellectual Property").

(B)     None of the Company, any of its
Subsidiaries, nor, to the Knowledge of the Company, any other party is in breach of or default under any material licenses, sublicenses and agreements ("IP Licenses") under which the Company or any of its Subsidiaries is either a licensor or licensee of Intellectual

Property. Each IP License is now, and immediately following the consummation of the transactions herein contemplated will be, valid and in full force and effect.

(C)     No litigation is pending or, to the
Knowledge of the Company, threatened, that challenges the validity, enforceability or ownership of, or right to use or license, any Intellectual Property, nor does the Company or any Subsidiary know of any valid grounds for any such claim, which would reasonably be expected to have a Material Adverse Effect.

(D)     No item of Intellectual Property is
subject to any outstanding order, ruling, judgment, decree or agreement restricting the use thereof by the Company or its Subsidiaries except for agreements made in the ordinary course of business of the Company or its Subsidiaries. None of the Company or any of its Subsidiaries has agreed to indemnify any person against any charge of infringement or other violation with respect to any Intellectual Property owned or used by the Company or any of its Subsidiaries except in the ordinary course of business.

(E)     To the Knowledge of the Company, none
of the Company or its Subsidiaries has infringed upon or otherwise violated the intellectual property rights of third parties which would reasonably be expected to have a Material Adverse Effect. None of the Company or its Subsidiaries has received any complaint or notice alleging any such infringement or other violation.

(F)     To the Company's knowledge, no third
party is infringing upon or otherwise violating the Intellectual
Property rights of the Company or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(G)     All material registered trademarks and
copyrights held by the Company or any of its Subsidiaries are valid and subsisting. The Company and its Subsidiaries have taken all necessary action to maintain and protect the Intellectual Property that they own or use other than such actions taken in the ordinary course of business of the Company and its Subsidiaries that would not reasonably be expected to have a material adverse effect on any of the Intellectual Property.

4.17    Environmental Matters.  Subject to such
disclosures as are contained in the SEC Documents:

(A)     the Company and its Subsidiaries, and
their respective operations and properties, are and have been in compliance with all applicable Environmental Laws except for such failures which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(B)     There is no civil, criminal or
administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to their knowledge, threatened against the Company or any of its Subsidiaries pursuant to Environmental Laws which could reasonably be expected to result in a fine, penalty or other obligation, cost or expense, except such obligations, costs or expenses which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

(C)     There are no past or present events,
conditions, circumstances, activities, practices, incidents, agreements, actions or plans which may prevent compliance by the Company or its Subsidiaries with, or which have given rise to, or will give rise to, material liability to the Company or any of its Subsidiaries under Environmental Laws, except any such events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(D)     Any facts or circumstances that are the
subject of a written report provided to the Purchasers as a result of an environmental investigation conducted by the Purchasers of the Company and its Subsidiaries (the "Environmental Information") shall be deemed to amend the Disclosure Letter as of the date hereof.

4.18 Taxes. The Company and its Subsidiaries have filed or caused to be filed, or have properly filed extensions for, all material Tax returns that are required to be filed and have paid or caused to be paid all material Taxes as shown on said returns and on all material assessments received by it to the extent that such Taxes have become due, except Taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves, in accordance with generally accepted accounting principles, have been set aside. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company or such Subsidiaries reasonably believe to be adequate in all material respects, for all Tax liabilities applicable to the Company and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes). There is no pending examination of United States Federal income tax returns of the Company and its Subsidiaries. For purposes of this
Section 4.18, "Tax" or "Taxes" means any federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustments related to any of the foregoing.

4.19    Litigation.  Except as set forth in SEC
Documents filed with the SEC prior to the date of this Agreement, there are no pending actions, suits, proceedings, arbitrations or investigations against or affecting the Company or any of its Subsidiaries or any of their respective properties, assets or operations, or with respect to which the Company or any such Subsidiary is responsible by way of indemnity or otherwise, that are required under the Exchange Act to be described in such SEC Documents or that, if successful, could singly, or in the aggregate, with all such other actions, suits, investigations or proceedings, reasonably be expected to have a Material Adverse Effect and, to the Knowledge of the Company, no such actions, suits, proceedings or investigations are threatened.

4.20 Labor Matters. No labor disturbance by the employees of the Company or any of its Subsidiaries that has had or that could reasonably be expected to have a Material Adverse Effect exists or, to the Knowledge of the Company, is threatened.

4.21    Employee Benefits.

(A)     Except for the plans set forth in the
Disclosure Letter (the "Benefit Plans"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations thereunder ("ERISA")), under which the Company or any of its Subsidiaries has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any material liability with respect to any current or former employee of the Company, any of its Subsidiaries, or any Commonly Controlled Entity.

 No such Benefit Plan is a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)).

(B)     With respect to each Benefit Plan the
Company has delivered or made available to the Purchasers complete and accurate copies of (i) all plan texts and agreements (as amended or modified to date), (ii) all summary plan descriptions and similar material employee communications, (iii) the most recent annual report (Form 5500 including, if applicable, Schedule B thereto),
(iv) the most recent annual and periodic accounting of plan assets,
(v) the most recent determination letter received from the Internal Revenue Service and (vi) the most recent actuarial valuation.

(C)     With respect to each Benefit Plan:

(i) such Benefit Plan has been maintained and administered at all times in material compliance with its terms and applicable law and regulation; (ii) to the Knowledge of the Company, no event has occurred and there exists no circumstance under which the Company or any of its Subsidiaries could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits and other liabilities arising in the ordinary course pursuant to the normal operation of such Benefit Plan); (iii) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, with respect to any Benefit Plan or against the assets of any Benefit Plan with respect to which suits the Company or any of its Subsidiaries could incur any material liability; (iv) all contributions and premiums due and owing to any Benefit Plan have been made or paid on a timely basis and no "accumulated funding deficiency", as defined in Code
Section 412, has been incurred, whether or not waived; (v) all contributions made under any Benefit Plan have met the requirements for deductibility under the Code, and all contributions that have not been made have been properly recorded on the books of the Company or a Commonly Controlled Entity thereof in accordance with generally accepted accounting principles and (vi) if such Benefit Plan is intended to be qualified under Section 401(a) of the Code, such Benefit Plan has been determined to be so qualified and each trust created under such Benefit Plan has been determined to be exempt from tax under Section 501(a) of the Code and no event has occurred since the date of such determinations, including effective changes in laws or regulations or modifications to the Benefit Plans, that would adversely affect such qualification or tax exempt status.

(D)     The Accumulated Postretirement Benefit
Obligation (as defined in Statement of Financial Accounting Standards No. 106) in respect of post-retirement health and medical benefits for current and former employees of the Company and its Subsidiaries, calculated as of December 31, 1995 on the basis of reasonable actuarial assumptions in accordance with generally
accepted accounting principles, does not exceed $25,000.00.   Except
as set forth in the Separation Agreement, no condition exists that would prevent the Company or any of its Subsidiaries from amending or terminating any plan providing health or medical benefits in respect of current or former employees of the Company or its Subsidiaries.
(E)     There is no contract, plan or
arrangement (written or otherwise) covering any employee or former employee of the Company or its Subsidiaries that, individually or collectively, could give rise to the payment by the Company or its Subsidiaries of any amount that would not be deductible pursuant to the terms of Section 280G of the Code other than transactions under the Separation Agreement and provisions of the employment agreements with William W. Mowbray and Jeffrey Gerstel.
(F)     Except as set forth in Schedule
4.21(F), no employee or former employee of the Company or its Subsidiaries will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

4.22    Contracts.  Except as set forth in Schedule
4.22, all of the material contracts of the Company or any of its Subsidiaries that are required to be described in the SEC Documents or to be filed as exhibits thereto are described in the SEC Documents or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been delivered by the Company to the Purchasers. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such contract except for such breaches and defaults as in the aggregate have not had, and would not reasonably be expected to, have a Material Adverse Effect.
4.23 Contingent Liabilities. Except as fully reflected or reserved against in the 1995 Audited Financial State-ments, or disclosed in the footnotes contained in such financial statements, the Company and its Subsidiaries had no liabilities (including tax liabilities) at the date of such financial statements, absolute or contingent, that were required by generally accepted accounting principles consistently applied to be reflected or reserved against in such 1995 Audited Financial Statements or disclosed in the footnotes contained in such financial statements.

4.24 No Material Adverse Change. Except as set forth in Schedule 4.24, since October 27, 1996: (A) the Company and its Subsidiaries have not incurred any material liability or obligation (indirect, direct or contingent), or entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect; (B) the Company and its Subsidiaries have not sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (C) there has been no material change in the indebtedness of the Company and its Subsidiaries (other than increases or decreases in working capital borrowings in the ordinary course of business); (D) other than with respect to dividends required to be paid on the outstanding Series A Preferred there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock; (E) neither the Company nor any of its Subsidiaries has made (nor does it propose to make) (i) any material change in its accounting methods or practices or (ii) any material change in the depreciation or amortization policies or rates adopted by it, in either case, except as may be required by law or applicable accounting standards; and (F) there has been no event causing a Material Adverse Effect, nor any development that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.25 Finder's Fees. Except for Rodman & Renshaw, no broker, finder or other party is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by the Transaction Agreements as a result of the actions of the Company, any of its Subsidiaries, or any of its Affiliates.
4.26    Investment Company.  The Company is not an
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

4.27    Exemption from Registration; Restrictions on
Offer and Sale of Same or Similar Securities. Assuming the representations and warranties of the Purchasers set forth in
Section 5.4 hereof are true and correct in all material respects, the offer and sale of the Securities made pursuant to this Agreement will be exempt from the registration requirements of the Act. Neither the Company nor any Person acting on its behalf has, in connection with the offering of the Securities, engaged in (A) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (B) any action involving a public offering within the meaning of
Section 4(2) of the Act, or (C) any other action that would require the registration under the Act of the offering and sale of the Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws with respect to the Securities. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of Securities or of securities of the same or a similar class as the Securities if as a result the offer and sale of the Securities contemplated hereby could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Act.
4.28    Full Disclosure.  To the Knowledge of the
Company, no statement by the Company contained in this Agreement, the Disclosure Letter, the SEC Documents or any other documents listed in the Disclosure Letter, or any certificates, notices or consents delivered to the Purchasers in connection with the purchase and sale of the Securities at or prior to the Closing, taken as a whole, in light of the circumstances in which made, contains (or will contain) an untrue statement of a fact material either individually or in the aggregate to the Company and its Subsidiaries taken as a whole or omits (or will omit) to state a fact material either individually or in the aggregate to the Company and its Subsidiaries taken as a whole required to be stated therein or necessary to make the statements made, in the light of the circumstances in which made, not materially false or misleading.


50      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

The Purchasers hereby represent and warrant to the Company that:
5.1 Existence and Power. Each Purchaser is duly organized, validly existing and in good standing under the laws of the State of its formation and has all requisite power and authority to own, lease and operate its properties and to conduct its business as currently conducted.
5.2 Power and Authority. Each of the Purchasers has the full power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by each Purchaser of such Transaction Agreements and the consummation by each Purchaser of the transactions contemplated thereby have been duly authorized. Each of such Transaction Agreements has been duly executed and delivered by each Purchaser and is a valid and binding agreement of each of the Purchasers, enforceable against each of the Purchasers in accordance with its terms.
5.3 No Contravention, Conflict, Breach, Etc. The execution, delivery and performance by each Purchaser of the Transaction Agreements to which it is a party and the consummation of the transactions contemplated thereby will not conflict with, contravene or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) the partnership agreement or other organizational documents of each such Purchaser, (B) any Law of any Governmental Authority having jurisdiction over each such Purchaser or (iii) any agreement to which each such Purchaser is a party.

5.4 Acquisition for Own Account. The Securities to be acquired by the Purchasers pursuant to this Agreement are being acquired by them for their own accounts and with no intention of distributing or reselling the Securities in any transaction that would be in violation of the Act or the securities laws of any state, without prejudice, however, to the rights of the Purchasers at all times to sell or otherwise dispose of all or any part of the Securities under an effective registration statement under the Act, under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of the Purchasers' property being at all times within their control, except as otherwise provided by this Agreement. The Purchasers (A) have such knowledge, sophistication and experience in business and financial matters that they are capable of evaluating the merits and risks of an investment in the Securities, (B) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (C) can bear the economic risk of an investment in the Securities and can afford a complete loss of such investment. The Purchasers acknowledge receipt of the SEC Documents, the Disclosure Letter and all documents delivered in accordance therewith and that they have been afforded the opportunity to ask such questions as they deemed necessary, and to receive answers from, representatives of the Company concerning the merits and risks of investing in the Securities and to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the SEC Documents. Notwithstanding the foregoing, nothing contained in this Section 5.5 shall affect or be deemed to modify any representation or warranty made by the Company.

5.5     Finder's Fee.  Except for Rodman & Renshaw,
Inc., no broker, finder or other party is entitled to receive from the Company or any of its Subsidiaries any brokerage or finder's fee for the transactions contemplated by the Transaction Agreements as a result of the actions of the Purchasers.
5.6     Ownership of Common Stock.  Except as
otherwise disclosed in writing to the Company prior to the execution of this Agreement, no Purchaser owns beneficially (within the meaning of Rule 13d-3 of the Exchange Act) any shares of Common Stock.
5.7 14(f) Notice. At the time the 14(f) Notice is first mailed to the stockholders of the Company, the information furnished in writing to the Company by or on behalf of the Purchasers specifically for use therein shall be complete in all material aspects and shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; provided, however, that the Purchasers make no representation or warranty with respect to any portion thereof which is not deemed to be filed under applicable SEC rules and regulations.

60      COVENANTS OF THE PARTIES.

6.1 Pre-Closing Activities. From and after the date of this Agreement until the Initial Closing, each of the Company and the Purchasers shall act with good faith towards, and shall use its reasonable efforts to consummate, the transactions contemplated by this Agreement, and neither the Company nor the Purchasers will take any action that would prohibit or impair its ability to consummate the transactions contemplated by this Agreement, subject to the fiduciary duties of the Board of Directors of the Company under Delaware law. From the date hereof until the Initial Closing, the Company shall conduct the business of it and its Subsidiaries in the ordinary course and shall use all reasonable efforts to preserve intact its business organizations and relationships with third parties and, except as otherwise provided herein or in the Separation Agreement, to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Initial Closing, except as contemplated by this Agreement or as permitted by Section 6.6, without the Purchasers' prior written consent:
(A)     the Company shall not, and shall cause
each of its Subsidiaries not to, adopt or propose (or agree to commit to) any change in the certificate of incorporation or by-laws of the Company or any of such Subsidiaries;
(B)     the Company shall not, and shall cause
each of its Subsidiaries not to, (i) enter into any loan agreement or other agreement pursuant to which the Company or such Subsidiary incurs indebtedness for borrowed money in excess of $250,000 (other than any such agreement among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries) or (ii) amend any such existing agreement (other than to increase the amount available for borrowing under and amend the terms of the GT
Credit Facility and the FINOVA Facility up to a maximum of $50 million);

(C)     the Company shall not, and shall cause
each of its Subsidiaries not to, sell any of the assets of the Company or such Subsidiaries (or the securities of entities holding the same) in one transaction or a series of related transactions, where the total consideration to be received by the Company and its Subsidiaries exceeds $250,000 (other than in the ordinary course of business of the Company and its Subsidiaries);
(D)     other than in the ordinary course of
business of the Company consistent with past practice or as set forth in the Separation Agreement, the Company shall not, and shall cause each of its Subsidiaries not to, acquire any assets of any other Person or Persons or acquire any equity, partnership or other interests in any other Person or Persons, in one transaction or series of related transactions, where the total consideration to be paid by the Company and its Subsidiaries exceeds $100,000;
(E)     except for required payments under the
FINOVA Credit Facility or the GT Credit Facility, the Company shall not, and shall cause each of its Subsidiaries not to, repay, redeem or repurchase any indebtedness of the Company or any of the Subsidiaries or any shares of capital stock of the Company;
(F)     except for the transactions
contemplated by the Separation Agreement or as agreed to by the Purchasers in writing, the Company shall not, and shall cause each of its Subsidiaries not to, enter into any transaction with any director, executive officer or Affiliate (other than any transaction among the Company and its wholly-owned Subsidiaries or among any wholly-owned Subsidiaries of the Company) of the Company out of the ordinary course of its business;

(G)     the Company shall not, and shall cause
each of its Subsidiaries not to, (i) grant to any employee any increase in salary or other remuneration not consistent with past practices or any increase in severance or termination pay; (ii) grant or approve any general increase in salaries of all or a substantial portion of its employees not consistent with past practice; (iii) pay or award any bonus, incentive, compensation, service award or other like benefit for or to the credit of any employee except in accordance with written policy or consistent with past practice; or (iv) except as set forth in the Separation Agreement, enter into any employment contract or severance arrangement with any employee except in accordance with written policy or consistent with past practice or adopt or amend in any material respect any of its employee benefit plans except as required by law;
(H)     the Company shall, and shall cause each
of its Subsidiaries to, not take or agree to commit to take any action that would make any representation or warranty of the Company hereunder required to be true at and as of the Initial Closing as a condition to the Purchasers' obligations to consummate the transactions contemplated hereby, inaccurate at the Initial Closing; and
(I)     except as permitted by the FINOVA
Credit Facility and the GT Credit Facility and in the ordinary course of business consistent with past practice, the Company shall not, and shall cause its Subsidiaries not to, agree to expend, commit or otherwise obligate itself to make any capital expenditures.

6.2     Stock Exchange Listing.  Upon demand of the
Purchasers, the Company shall take all actions, if necessary, to cause the Conversion Shares to be listed on the NASDAQ Small-Cap Market.
6.3     14(f) Notification.
(A)     The Company:  (i) shall promptly
prepare, file with the SEC and mail to its stockholders the 14(f) Notice in accordance with Rule 14f-1 under the Exchange Act and
(ii) shall otherwise comply with all legal requirements applicable to the activities described in Section 3.1.2. The Company shall make available to the Purchasers copies of the 14(f) Notice prior to the filing thereof with the SEC or mailing thereof to the stockholders of the Company and shall make any changes therein reasonably requested by the Purchasers insofar as such changes relate to any matters relating to the Purchasers or the description of the transactions contemplated by the Transaction Agreements.
(B)     The Purchasers shall promptly provide
to the Company such information concerning the individuals listed on Schedule 3.1.2B as the Company shall reasonably request for the purpose of complying with its obligations under Section 6.3(A).

6.4 Access. Upon reasonable notice prior to the Initial Closing, the Company shall (and shall cause each of its Subsidiaries to) afford the Purchasers and the Representatives reasonable access during normal business hours to its properties, books, contracts and records and personnel and advisors (who will be instructed by the Company to cooperate), and the Company shall (and shall cause each of the Subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers or the Representatives may reason-ably request; provided, however, that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business, and provided, further, however, that no review pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty made by the Company.
6.5     Publicity.  Except as required by law,
regulation or stock exchange requirements, neither (A) the Company or any of its Affiliates nor (B) the Purchasers or any of their respective Affiliates shall, without the consent of the other, make any public announcement or issue any press release with respect to the transactions contemplated by the Transaction Agreements. In no event will either (i) the Company or any of its Affiliates or
(ii) the Purchasers or any of their respective Affiliates make any public announcement or issue any press release without consulting with the other party, to the extent feasible, as to the content of such public announcement or press release.

6.6 Acquisition Proposals. From the date hereof until the earlier of the Initial Closing or the termination of this Agreement, the Company shall not, directly or indirectly, take (nor shall the Company authorize or permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to:
 solicit or initiate the submission of any Acquisition Proposal, or enter into any agreement with respect to or propose any Acquisition Proposal or participate in any way in discussions or negotiations with, or furnish any information to, any Person (other than the Purchasers or any of their partners or their respective officers, directors, employees, representatives, investment bankers, attorneys, accountants, other agents or Affiliates) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal. The Company shall give immediate telephonic notice to the Purchasers (promptly followed by written notice) of its receipt of any Acquisition Proposal or of any inquiry or request for information contemplating an Acquisition Proposal. The Company shall keep the Purchasers informed, on a current basis, of the status of any Acquisition Proposal and any negotiations or discussions relating to such a proposal. Except as required by law, the Company agrees that it shall not disclose to any Person any written information furnished to it by the Purchasers or any of their Representatives (including, without limitation, TCR and Paul, Weiss, Rifkind, Wharton & Garrison).
6.7 Certificates for Securities, Exchange Notes and Conversion Shares To Bear Legends.
(A)     So long as the Securities are not sold
pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Securities shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:
"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT
BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933,
OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION
THEREUNDER."

(B)     So long as the Conversion Shares are
not sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Conversion Shares shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:
"THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY
SHARES OR OTHER SECURITIES ISSUABLE UPON EXCHANGE HEREOF
MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933, OR (ii) AN APPLICABLE EXEMPTION FROM
REGISTRATION THEREUNDER.
(C)     So long as the Exchange Notes are not
sold pursuant to an effective registration statement under the Act or pursuant to Rule 144 under the Act, the Exchange Notes shall be subject to a stop-transfer order and the certificates therefor shall bear the following legend by which each holder thereof shall be bound:
"THESE NOTES MAY NOT BE OFFERED OR SOLD EXCEPT
PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933, OR (ii) AN APPLICABLE
EXEMPTION FROM REGISTRATION THEREUNDER.

6.8 Removal of Legends. After termination of the requirement that all or part of such legend be placed upon a certificate, the Company shall, upon receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of the holders of the Securities, Conversion Shares or Exchange Notes issued with respect to the Securities, issue certificates for such Securities or Conversion Shares or Exchange Notes, as the case may be, that do not bear such legend.

70      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
COVENANTS.
The representations, warranties, covenants and
agreements contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.
80      INDEMNIFICATION.

8.1 Indemnification by the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchasers, their partners and their respective Affiliates and the respective officers, directors, agents, employees, subsidiaries, partners, advisors, representatives and controlling Persons of each of the foregoing (each, an "indemnified party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from any legal, administrative or other actions brought by any Person or entity (including actions brought by the Company or any equity or debt holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, the transactions contemplated hereby, or any indemnified party's role therein or in the transactions contemplated hereby; provided, however, that nothing contained in this Section 8.1 shall be construed as a guarantee by the Company with respect to the value of the Securities being purchased by the Purchasers hereunder or indemnification of the Purchasers against any diminution in value thereof which may occur; provided, further, however, that the Company shall not be liable under this Section 8.1 to an indemnified party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful malfeasance of such indemnified party; and provided, further, however, that if and to the extent that such indemnification is unenforceable for any reason other than the immediately preceding proviso, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified Liabilities that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disburse-ments and other charges of counsel) as they are incurred by such indemnified party.


8.2 Notification. Each indemnified party under this Section 8 will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the Company hereunder, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability that it may have to such indemnified party unless the Company is materially prejudiced thereby. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the Company and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the Company's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the Company which, if the Company and such indemnified party were to be represented by the same counsel, would constitute a conflict of interest for such counsel or materially prejudice the prosecution of the defenses available to such indemnified party; provided, however, that in no event shall the Company be required to pay fees and expenses under this Article 8 for more than one firm of attorneys representing the indemnified parties (together, if appropriate, with one firm of local counsel per jurisdiction) in any one legal action or group of related legal actions; and provided, further, however, that the Company shall only be liable for the fees and expenses of separate counsel with respect to such different or additional defenses and such indemnified party shall instruct such separate counsel to cooperate with the Company's counsel in order to reduce the fees and expenses for which the

Company is liable. The Company shall not be liable for any settlement of such action or proceeding effected without its prior written consent, not to be unreasonably withheld. The Purchasers agree that they will not, without the prior written consent of the Company, not to be unreasonably withheld, settle, compromise or con-sent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to any matter subject to indemnification hereunder unless such settlement, compromise or consent includes an unconditional release of the Company and each other indemnified party from all liability arising or that may arise out of such claim, action or proceeding and the Purchasers and each other indemnified party are not obligated to take or forego taking any action, including the payment of money, thereunder. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, under federal and state securities laws, by separate agreement or otherwise.

90      TERMINATION.
9.1     Termination.  Subject to Section 9.2, this
Agreement may be terminated at any time prior to the Initial
Closing:
(A)     by the Purchasers if there has been a
material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, which breach is incurable or has not been cured by the Company within 15 days after written notice from the Purchasers;
(B)     by the Company if there has been a
material breach of any representation, warranty, covenant or agreement of the Purchasers contained in this Agreement, which breach is incurable or has not been cured by the Purchasers within 15 days after written notice from the Company;

(C)     by the Purchasers if any one or more of
the conditions to the obligation of the Purchasers to close has not been fulfilled as of the scheduled Closing Date;
(D)     by the Company if any one or more of
the conditions to the obligation of the Company to close has not been fulfilled as of the scheduled Closing Date;
(E)     by the Company or the Purchasers, if
the Initial Closing shall not have occurred on or before January 14, 1997; provided, however, that the right to terminate this Agreement under this Section 9.1(E) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;
(F)     by the Company or the Purchasers, if
any judgment, injunction, order or decree enjoining the Company or the Purchasers from consummating the transactions contemplated by a Transaction Agreement is entered and such judgment, injunction, order or decree becomes final and nonappealable; provided, however, that the party seeking to terminate this Agreement must use all reasonable efforts to remove such judgment, injunction, order or decree; and
(G)     by mutual written consent of the
Company and the Purchasers.

9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (A) to the extent such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement and (B) that the covenants and agreements contained in Section 6.5 shall survive the termination hereof.

100     MISCELLANEOUS.

10.1     Performance; Waiver.  The provisions of this
Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given by written instrument executed and delivered by the Company and
(A) prior to the Initial Closing, by the Purchasers and (B) after the Initial Closing by the holder or holders of the Securities representing 66-2/3% of the aggregate outstanding Securities. The failure at any time to require performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter (unless performance thereof has been waived in accordance with the terms hereof for all purposes and at all times by the parties to whom the benefit of such performance is to be rendered). The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.

10.2 Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure the benefit of, the respective successors and assigns of the parties hereto; provided, however, that the rights and obligations of either party hereto may not be assigned without the prior written consent of the other parties except that assignments of all or a portion of the Purchasers' rights hereunder may be made by the Purchasers following the Initial Closing in connection with transfers of the Securities.
10.3 Notices. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in Person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).
If to the Company:

Family Bargain Corporation
4000 Ruffin Road
San Diego, California 92123-1866
Telecopy: (619) 637-4180
Attention:  William W. Mowbray

with copies to:

Rogers & Wells
200 Park Avenue
New York, New York   10166

Telecopy: (212) 878-8375
Attention:  David W. Bernstein, Esq.

If to the Purchasers:

Three Cities Research, Inc.
135 East 57th Street
New York, New York   10022
Telecopy: (212) 980-1142
Attention:  J. William Uhrig




with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York  10019-6064
Telecopy:   (212) 757-3990
Attention:  Robert M. Hirsh, Esq.

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.
10.4    Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
10.5    Severability.  If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, each of the Company and the Purchasers directs that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

10.6 Headings; Interpretation. The index and section headings herein are for convenience only and shall not affect the construction hereof. References to sections means sections of this Agreement unless the context otherwise requires.
 References to herein or hereof mean this Agreement.
10.7 Entire Agreement. The Transaction Agreements embody the entire agreement between the parties relating to the subject matter hereof and supersede any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Purchasers, or between or among any agents, representatives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof (including, without limitation, the letter agreement heretofore executed between the Company and

TCR, except for the provisions regarding confidentiality contained therein).
10.8    No Third Party Rights.  Except for the
indemnified parties, directors and officers described in Article 8 and the rights of such Persons expressly created under Article 8, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debtholder of the Company or any of the Purchasers) other than the parties hereto.
10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date last set forth above.

FAMILY BARGAIN CORPORATION


By:
        Name:
        Title:


THREE CITIES FUND II, L.P.

By:     TCR Associates, L.P.,
as General Partner


By:
        Name:
        Title:   General Partner


THREE CITIES OFFSHORE II C.V.

By:  TCR Associates Offshore, L.P.,
       as General Partner


By:
        Name:
        Title:  General Partner


TERFIN INTERNATIONAL LTD.


By:
        Name:
        Title:

        Schedule 2.2


        Securities

Number
    of
Purchaser                                                         Securities

Three Cities Fund II, L.P.                                           6,540

Three Cities Offshore II C.V.                                       11,060

Terfin International Ltd.                                            4,400

Total                                                               22,000


The remaining 5,000 shares shall be allocated among the Purchasers (and/or other designees as determined by the Purchasers); provided that the Purchasers shall be jointly and severally liable for the payment of the Purchase Price Per Security for such shares from and after the Initial Closing.



        Schedule 3.1.2A


        Resigning Directors

1.      Benson A. Selzer

2.      Joseph Eiger

3.      John A. Selzer



        Schedule 3.1.2B


        Nominees to Board of Directors


1.      J. William Uhrig

2.      H. Whitney Wagner

3.      Thomas G. Weld



        Schedule 4.13

        Existing Violations, Defaults, etc.


None.



        Schedule 4.21(F)

        Additional or Enhanced Benefits


None.



        Schedule 4.22

        Contracts

None.



        Schedule 4.24



        Material Changes


None.





        Exhibit A




        [ATTACH CERTIFICATE OF DESIGNATIONS]






        Exhibit B




        [ATTACH REGISTRATION RIGHTS AGREEMENT]

        SECURITIES PURCHASE AGREEMENT



        AMONG



        FAMILY BARGAIN CORPORATION



        AND



        THE PURCHASERS















________________________

        Dated:  December 30, 1996
________________________





        TABLE OF CONTENTS

        Page

1.      DEFINITIONS     1

2.      CLOSING 9
2.1     Time and Place of the Closings  9
2.2     Transactions at the Closing     9
2.3     Transaction Expenses    10
2.4     Post-Closing Option     10

3.      CONDITIONS TO THE CLOSING       11
3.1     Conditions Precedent to the Obligations of the Purchasers       11
3.1.1   Compliance by the Company       11
3.1.2   Board of Directors      11
3.1.3   Consents        12
3.1.4   December Sales  12
3.1.5   Absence of Material Adverse Effect.     12
3.1.6   Officer's Certificate   12
3.1.7   No Injunction   13
3.1.8   Other Transaction Agreements    13
3.2     Conditions Precedent to Obligations of the Company      13
3.2.1   Compliance by the Purchasers    13
3.2.2   Consents        14
3.2.3   Officer's Certificate   14
3.2.4   No Injunction   14

4.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY   15
4.1     Corporate Existence and Power.  15
4.2     Power and Authority.    16
4.3     Affiliate Transactions  17
4.4     No Contravention, Conflict, Breach, Etc.        17
4.5     Consents        18
4.6     Capitalization of the Company   18
4.7     Rights Plan     19
4.8     Registration Rights     19
4.9     Subsidiaries    20
4.10    SEC Documents   21
4.11    Financial Statements    22
4.12    14(f) Notice    24
4.13    No Existing Violation, Default, Etc.    24
4.14    Licenses and Permits    25
4.15    Title to Properties     26
4.16    Intellectual Property   26
4.17    Environmental Matters   28
4.18    Taxes   29
4.19    Litigation      30
4.20    Labor Matters   30
4.21    Employee Benefits       31
4.22    Contracts       33
4.23    Contingent Liabilities  34
4.24    No Material Adverse Change      34
4.25    Finder's Fees   35
4.26    Investment Company      35
4.27    Exemption from Registration; Restrictions on Offer and Sale
of Same or Similar Securities   35
4.28    Full Disclosure.        36

5.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS        37
5.1     Existence and Power     37
5.2     Power and Authority     37
5.3     No Contravention, Conflict, Breach, Etc.        37
5.4     Acquisition for Own Account     38
5.5     Finder's Fee    39
5.6     Ownership of Common Stock       39

6.      COVENANTS OF THE PARTIES        39
6.1     Pre-Closing Activities  39
6.2     Stock Exchange Listing. 43
6.3     14(f) Notification      43
6.4     Access.         43
6.5     Publicity       44
6.6     Acquisition Proposals   44
6.7 Certificates for Securities, Exchange Notes and Conversion Shares To Bear Legends 45
6.8     Removal of Legends      46

7.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS       47

8.      INDEMNIFICATION 47
8.1     Indemnification by the Company  47
8.2     Notification    48

9.      TERMINATION     50
9.1     Termination     50
9.2     Effect of Termination.  51

10.     MISCELLANEOUS.  52
10.1    Performance; Waiver     52
10.2    Successors and Assigns  52
10.3    Notices 53
10.4    Governing Law   54
10.5    Severability    54
10.6    Headings; Interpretation        54
10.7    Entire Agreement        55
10.8    No Third Party Rights   55
10.9    Counterparts    55

        EXHIBIT A


        CERTIFICATE OF DESIGNATIONS
        OF
        SERIES B JUNIOR CONVERTIBLE, EXCHANGEABLE PREFERRED STOCK
        OF

        FAMILY BARGAIN CORPORATION


                FAMILY BARGAIN CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
                That, pursuant to authority conferred upon the Board of Directors of the corporation by its certificate of incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the corporation, at a meeting held on December 30, 1996, duly adopted a resolution fixing the voting powers, designations, preferences and rights relating to its Series B Junior Convertible, Exchangeable Preferred Stock as follows:
                "RESOLVED, that the Board of Directors (the "Board") of Family Bargain Corporation (the "Corporation") authorizes the issuance of a series of preferred stock consisting of 40,000 shares and the Board fixes the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferences and/or rights, of the shares of that series as follows:

                Section 1.      Designation and Amount.
                        The shares of the series will be designated Series B Junior Convertible, Exchangeable Preferred Stock ("Series B Preferred Stock"). The total number of authorized shares of the series will be 40,000 shares and each share of Series B Preferred Stock will have a par value of $.01.

                Section 2. Dividends and Distributions. Holders of shares of Series B Preferred Stock will not be entitled to receive any dividends, and no dividends will accrue, except as follows:

                        (a)     Until the earlier of (i) such, if any, time as
(x) there is an Event of Default regarding failure to make a payment or to comply with a covenant regarding financial condition or results of operations (a "Financial Event of Default") under (A) the Loan and Security Agreement dated as of October 14, 1993, between General Textiles and Finova Capital Corporation ("Finova")(formerly named Greyhound Financial Capital Corporation), as amended, or any successor to that agreement as the agreement governing working capital financing for General Textiles, (the "GT Loan Agreement") or the Loan and Security Agreement dated as of November 13, 1995 between Factory 2-U and Finova, as amended, or any successor to that agreement as the agreement governing working capital financing for Factory 2-U (the "Factory 2-U Loan Agreement" and, together with the GT Loan Agreement, the "Loan Agreements") which is not cured within 30 days after notice to the Corporation from Finova (or the lender under the successor Loan Agreement) or from holders of a majority of the outstanding shares of Series B Preferred Stock, or (y) because of an Event of Default under either Loan Agreement, Finova either terminates its obligation to make advances under the Loan Agreement or accelerates the due date of borrowings under the Loan Agreement (whether or not the obligation to make advances is subsequently restored or the acceleration is subsequently withdrawn) and (ii) January 1, 2002, each time a dividend is paid with regard to the common stock of the corporation ("Common Stock"), the holders of shares of Series B Preferred Stock of record on the record date for the dividend being paid to the holders of the Common

Stock will be entitled to receive a dividend per share of Series B
Preferred Stock equal to (A) the dividend per share being paid to the holders of the Common Stock, times (B) the number of shares of Common
Stock (rounded to the nearest one-thousandth of a share) into which a share of Series B Preferred Stock could be converted (or could have been converted if the Series B Stock were convertible at that time) at the Conversion Price in effect on that record date.
                (b) If (i) there is a Financial Event of Default under a Loan Agreement which is not cured within 30 days after notice to the Corporation from Finova (or the lender under the successor Loan
Agreement) or from holders of a majority of the outstanding shares of Series B Preferred Stock, or (ii) because of an Event of Default under either Loan Agreement, Finova either terminates its obligation to make advances under the Loan Agreement or accelerates the due date of borrowings under the Loan Agreement (whether or not the obligation to make advances is subsequently restored or the acceleration is subsequently withdrawn), from and after the day following the last day of the 30 day period described in clause (i) or the effective date of the termination of Finova's obligation (or the obligation of the successor lender under the Loan Agreement) to make advances or acceleration of the due date of borrowings described in clause (ii), the holders of shares of series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, annual cash dividends equal to $150 per share.
                        (c) Beginning January 1, 2002, holders of shares of Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, dividends equal to $60 per share during 2002, increasing by $20 per share with regard to each year from 2002 through 2005, up to a maximum of $120 per share from and after January 1, 2005, except that if at any time the holders of the Series B Preferred Stock are entitled to a greater dividend under subparagraph (b) than under this subparagraph, the dividend will be at the rate specified in subparagraph (b).

                        (d) If in any year in which the holders of the Series B Preferred Stock are entitled to dividends under Section 2(b) or (c), the Corporation declares per share dividends with respect to its Common Stock in excess of (i) the dividends payable in that year under Section 2(b) or (c) with regard to a share of Series B Preferred Stock, divided by (ii) the number of shares of Common Stock into which a share of Series B Preferred Stock could be converted (or could have been converted if the Series B Stock were convertible at that time) at the record date for the most recently declared dividend on the Common Stock, after the per share dividends with respect to the Common Stock equal the amount described in clauses (i) and (ii) of the this sentence, each time during the year when the Corporation declares a dividend with respect to its Common Stock, it will also declare a dividend with respect to each share of Series B Preferred Stock, payable on the same date as, and to the holders of record of Series B Preferred stock on the record date for, the dividend with respect to the Common Stock, equal to (x) the dividend per share being paid to the holders of the Common Stock, (or portion of a dividend which makes the total dividends declared with respect to a share of Common Stock during they year exceed the amount described in clauses (i) and (ii)) times (b) the number of shares of Common Stock (rounded to the nearest one-thousandth of a share) into which a share of Series B Preferred Stock could be converted (or could have been converted if the Series B Stock were convertible at that time) at the Conversion Price in effect on that record date.
                        (e) At any time when dividends are payable under subparagraph (b) or (c), they will be payable quarterly (and rounded up to the nearest whole cent) on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"). Dividends under subparagraph (b) or (c) will accrue from the applicable date described in subparagraph (b) or (c) on the basis of a 360-day year of twelve 30-day months, whether or not the Corporation has earnings or surplus. If any Dividend Payment Date is not a Business Day, the dividend payment due on that Dividend Payment Date will be paid on the Business Day immediately preceding that Dividend Payment Date. As used with regard to the Series B Preferred Stock, the term "Business Day" means a day on which both state and federally chartered banks in New
York, New York are required to be open for general banking business.

                        (f) Each dividend under subparagraph (b) or (c) will be payable to holders of record of the Series B Preferred Stock on a date (a "Record Date") selected by the Board of Directors which is not less than ten nor more than thirty days before the Dividend Payment Date on which the dividend is to be paid; provided, however, that the Record Date for the initial Dividend Payment Date shall be the date on which the shares of Series B Preferred Stock are first issued by the Corporation. No Record Date will precede the date when the resolution fixing the Record Date is adopted.

                        (g) Any dividend paid with regard to shares of Series B Preferred Stock will be paid equally with regard to each outstanding share of Series B Preferred Stock.

                Section 3.      Voting Rights.
                        The only voting rights which the holders of shares of Series B Preferred Stock will have will be any voting rights to which they may be entitled under the laws of the State of Delaware, and the following:

                        (a) With regard to each matter presented for the vote of the holders of Common Stock of the Corporation ("Common Stock"), the holders of shares of Series B Preferred Stock will be entitled to vote together with the holders of the Common Stock, and together with the holders of any other class or series of stock the holders of which vote together with the holders of the Common Stock, with the same effect as though the Series B Preferred Stock were part of the same class as the Common Stock, with each holder of record of shares of Series B Preferred Stock on the record date for determining the holders of the Common Stock entitled to vote with regard to the matter being entitled to the number of votes with regard to share of Series B Preferred Stock held of record on that record date equal to the number of shares of Common Stock into which those shares of Series B Preferred Stock could be converted (or could have been converted if the Series B Preferred Stock were convertible at that time) at the Conversion Price in effect on that record date.

                        (b) A holder of shares of Series B Preferred Stock will have the same right to act by written consent as a holder of Common Stock.

                        (c) While any shares of Series B Preferred Stock are outstanding, the Corporation will not, directly or indirectly, or through a merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, (i) create, issue or increase the authorized number of shares of any class or series of stock ranking prior to or on a parity with the Series B
Preferred Stock either as to dividends or upon liquidation, (ii) amend, alter or repeal any of the provisions of the Restated Certificate of Incorporation or By-laws of the Corporation, or of this resolution, so as to affect adversely the preferences, special rights or powers of the Series B Preferred Stock, (iii) authorize any reclassification of the Series B Preferred Stock, (iv) require the exchange of Series B
Preferred Stock for other securities (whether or not issued by the corporation) or assets, or (v) increase the number of shares of Series B Preferred Stock which the Corporation may issue. This Subsection will not prevent the issuance of any Series B Preferred Stock which has been authorized in Section 1.

                Section 4.      Liquidation.

                        (a) Upon the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred Stock will be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of any shares of capital stock ranking junior to the Series B Preferred Stock as to liquidation, an amount equal to (i) $1,000 per share (the "Series B Liquidation Preference") plus (ii) all accumulated but unpaid dividends, and all accrued but not yet due dividends, with regard to the Series B Preferred Stock to the date of final distribution (whether or not earned or declared) plus (iii) any amount to which they are entitled under Subparagraph (c).

                        (b) If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds of those assets, available for distribution to the holders of Series B Preferred Stock and of the shares of all other classes or series which are on a parity as to distributions on liquidation with the Series B Preferred Stock are not sufficient to pay in full the preferential amount required by clauses (i) and
(ii) of Subparagraph (a) to be distributed to the holders of the Series B Preferred Stock and of all other classes or series which are on a parity as to distributions on liquidation with the Series B Preferred Stock ("Series B Liquidation Parity Shares"), then the assets, or the proceeds of those assets, which are available for distribution to the holders of Series B Preferred Stock and to the Series B Liquidation Parity Shares will be distributed to the holders of the Series B Preferred Stock and the Series B Liquidation Parity Shares ratably in accordance with the respective amounts of the liquidation preferences of the shares held by each of them.

                        (c) After payment of the full amount of the Series B Liquidation Preference and dividends to which holders of Series B Preferred Stock are entitled under clauses (i) and (ii) of Subparagraph (a), the holders of Series B Preferred Stock will not be entitled to any further distribution of, or have any right or claim to, any of the remaining assets of the Corporation until the holders of the Common Stock have received distributions per share equal to (i) $1,000, divided by (ii) the number of shares of Common Stock into which a share of Series B Preferred Stock could be converted (or could have been converted if the Series B Preferred Stock were convertible at that time) at the Conversion Price in effect on the record date for the distribution to holders of Common Stock (the "Liquidation Date
Conversion Price"). After that amount is distributed to the holders of the Common Stock, each time there is a distribution with regard to a share of Common Stock, the holders of the Series B Preferred Stock will be entitled to receive a distribution with regard to each share of Series B Preferred Stock, equal to (x) the amount per share distributed to the holders of the Common Stock times (y) the number of shares of Common Stock into which a share of Series B Preferred Stock could be converted (or could have been converted if the Series B Preferred Stock were convertible at that time) at the Liquidation Date Conversion Price.

                (d) For the purposes of this Section 4, neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation shall be deemed to be a dissolution, liquidation, or winding up, voluntary or involuntary, of the Corporation.

                Section 5.      Conversion Into Common Stock.

                              (a)     Each holder of shares of Series B
Preferred Stock will have the right at any time after the Conversion Right Commencement Date (as defined in Subparagraph 5(b)), at the holder's option, to convert all or any of the shares of Series B Preferred Stock held of record by the holder into a number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to
(i) the Series B Liquidation Preference, times (ii) the number of shares of Series B Preferred Stock being converted, divided by (iii) the Conversion Price (as defined in Subparagraph 5(e)) in effect on the date the shares of Series B Preferred Stock are surrendered to the Corporation or its agent for conversion provided, however, that the right to convert shares will terminate five days before the date fixed for redemption of those shares in a Redemption Notice given in accordance with Section 6, unless the shares are not redeemed as required by Section 6.

                              (b)     The Conversion Right Commencement Date
will be the earlier of:

                                  (i)     The thirtieth day after the first day
on which there is no outstanding Series A Preferred Stock (whether because of conversions, redemption or otherwise); or

                                  (ii)    The day on which there is a change of
Control of the Corporation.

                              (c)     For the purposes of subsection (b)(ii), a
"Change of Control of the Corporation" will occur when:

                                  (i)     Any person (as that term is defined in
Section 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding Common Stock (provided that neither an acquisition of shares of Series B Preferred Stock nor the fact that the

Conversion Right Commencement Date has occurred or will occur on a particular date will constitute a Change of Control of the Corporation).

                                        (ii)    The Corporation is a party to a
merger or consolidation, other than a merger or consolidation in which the Corporation is the surviving entity and immediately after which the persons who hold Common Stock or convertible preferred stock of the Corporation immediately before the transaction will own (giving effect to the conversion of all currently convertible preferred stock) at least 66?% of the outstanding Common Stock.

                                        (iii)    A majority of the members of
the Board are persons who were not elected, or nominated for the election by the stockholders, to the Board for the first time by the affirmative vote of a majority of the directors who had served on the Board at the time of the election or nomination for at least 12 months.

                        (d)     (i)     In order to exercise the conversion
privilege, the holder of each share of Series B Preferred Stock to be converted must surrender the certificate representing that share to the conversion agent for the Series B Preferred Stock appointed by the Corporation (which may be the Corporation itself), with the Notice of Election to Convert on the back of that certificate duly completed and signed, at the principal office of the conversion agent. If the shares issuable on conversion are to be issued in a name other than the name in which the Series B Preferred Stock is registered, each share surrendered for conversion must be accompanied by an instrument of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax which is required to be paid in connection with the transfer or evidence that such tax has been paid.

                                        (ii)    Each conversion will be at the
Conversion Price in effect at the close of business on the day when all the conditions in Subparagraph 5(d)(i) have been satisfied.

                                        (iii)   The holders of record of shares
of Series B Preferred Stock surrendered for conversion will be entitled to receive, in addition to the shares of Common Stock or other assets to which they are entitled by reason of Paragraphs (a) and (e) of this Section, to the extent of legally available funds as prescribed by statute, a sum equal to all accumulated dividends due to have been paid with regard to the surrendered shares on all Dividend Payment Dates prior to the date of surrender which have not been paid.

                                        (iv)    As promptly as practicable after
the surrender by a holder of certificates representing shares of Series B Preferred Stock in accordance with this Subsection 5(d), the Corporation will issue and will deliver to the holder at the office of the conversion agent, or on the holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the shares of Series B Preferred Stock. Any fractional interest in respect of a share of Common Stock arising upon a conversion will be settled as provided in Subsection 5(e).

                                        (v)     Each conversion will be deemed
to have been effected immediately prior to the close of business on the date on which all the conditions specified in Subparagraph 5(d)(i) have been satisfied, and the person in whose name a certificate for shares of Common Stock is to be issued upon a conversion will be deemed to have become the holder of record of the shares of Common Stock represented by that certificate at that time. All shares of Common Stock delivered upon conversion of Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series B Preferred Stock for conversion and compliance with all the other requirements of Subparagraph 5(d)(i), the shares represented by those certificates will no longer be deemed to be outstanding and all rights of the holder with respect to those shares will immediately terminate, except the right to receive the Common Stock or other securities, cash or other assets to be issued or distributed as a result of the conversion.

                        (e) No fractional shares of Common Stock will be issued upon conversion of Series B Preferred Stock. Any fractional interest in a share of Common Stock resulting from conversion of shares of Series B Preferred Stock will be paid in cash (computed to the nearest cent) based on the Current Market Price (as that term is defined in subparagraph 5(f)(viii)) of the Common Stock on the Trading
Day (as that term is defined in Subparagraph 5(f)(viii)) next preceding the day of conversion. If more than one share of Series B Preferred
Stock is surrendered for conversion at substantially the same time by the same holder, the number of full shares of Common Stock issuable upon the conversion will be computed on the basis of all the shares of Series
B Preferred Stock surrendered at that time by that holder.

                        (f) The conversion price per share of Series B Preferred Stock initially will be $1.900804 Series B Liquidation
Preference per share of Common Stock, and will be adjusted as follows from time to time if any of the events described below shall have occurred (the "Conversion Price").

                                        (i)     If the Corporation (A) pays a
dividend or makes a distribution on its Common Stock in shares of its Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, or (C) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to that event will be adjusted so that the holder of a share of Series B Preferred Stock surrendered for conversion after that event will receive the number of shares of Common Stock of the Corporation which the holder would have received if the share of Series B Preferred Stock had been converted immediately before the happening of the event (or, if there is more than one such event, if the share of Series B Preferred Stock had been converted immediately before the first of those events and the holder had retained all the Common Stock or other securities or assets received after the conversion). An adjustment made pursuant to this Subparagraph 5(f)(i) will become effective immediately after the record date in the case of a dividend or distribution, except as provided in Subparagraph 5(f)(viii), and will become effective immediately after the effective date in the case of a subdivision or combination. If any such dividend or distribution is declared but is not paid or made, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversion which takes place before the readjustment.

                                        (ii)    If the Corporation issues rights
or warrants to the holders of its Common Stock as a class entitling them (for a period expiring within 45 days after the record date for issuance of the rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Conversion Price at the record date for the determination of stockholders entitled to receive the rights or warrants (other than pursuant to a dividend reinvestment plan), then, unless the Corporation also issues such rights or warrants to the holders of Series B Preferred Stock as a class (based on the number of shares of Common Stock issuable upon conversion of such holders' Series B Preferred Stock), the Conversion Price in effect immediately before the issuance of the rights or warrants will be reduced so that it will be the amount determined by multiplying the Conversion Price in effect immediately before the record date for the issuance of the rights or warrants by a fraction of which the numerator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate exercise price of all the rights or warrants would purchase at the Conversion Price at that record date, and of which the denominator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights or warrants plus the number of additional shares of Common Stock issuable on exercise of all the rights or warrants. The adjustment provided for in this Subparagraph 5(f)(ii) will be made successively whenever any rights or warrants are issued, and will become effective immediately, except as provided in Subparagraph 5(f)(viii), after each record date. If any rights or warrants which lead to an adjustment of the Conversion Price expire or terminate without having been exercised, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversions which take place before the readjustment.

                                        (iii)   If the Corporation distributes
to the holders of its Common Stock as a class any shares of capital stock of the Corporation (other than Common Stock) or evidences of indebtedness or assets (other than cash dividends or distributions of cash paid from earned surplus of the Corporation) or rights or warrants (other than those referred to in Subparagraph 5(f)(ii)) to subscribe for or purchase any of its securities, then (unless the Corporation also distributes to the holders of Series B Preferred Stock as a class based on the number of shares of Common Stock issuable upon conversion of such holders' Series B Preferred Stock), in each such case, the Conversion Price will be reduced so that it will equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for the distribution by a fraction of which the numerator is the Current Market Price of the Common Stock on the record date for the distribution less the then fair market value (as determined by the Board of Directors, whose determination, if made in good faith, will be conclusive) of the capital stock, evidences of indebtedness, assets, rights or warrants which are distributed with respect to one share of Common Stock, and of which the denominator is the Current Market Price of the Common Stock on that record date. Each adjustment will, except as provided in Subparagraph 5(f)(ix), become effective immediately after the record date for the determination of the stockholders entitled to receive the distribution. If any distribution is declared but not made, or if any rights or warrants expire or terminate without having been exercised, effective immediately after the decision is made not to make the distribution or the rights or warrants expire or terminate, the Conversion Price then in effect will be appropriately readjusted.
However, a readjustment will not affect any conversions which take place before the readjustment.

                                        (iv)    For the purposes of
Subparagraphs 5(f)(ii) and (iii) and (iv), the price of shares of Common Stock issued or sold upon conversion or exchange of Convertible Securities or upon exercise of rights, options or warrants will be (A) the consideration paid to the Corporation for the Convertible Securities, rights, options or warrants, plus (B) the consideration paid to the Corporation upon conversion, exchange or exercise of the Convertible Securities, rights, options or warrants, with the value of the consideration, if other than cash, to be determined by the Board of Directors of the Corporation (whose determination, if made in good faith, will be conclusive) and any change in the conversion or exchange price of Convertible Securities or the exercise price of rights, options or warrants will be treated as an extinguishment when the change becomes effective, of the Convertible Securities, rights, options or warrants which had the old conversion, exchange or exercise price and an immediate issuance of new Convertible Securities, rights, options or warrants with the new conversion, exchange or exercise price.
(v) If there is a reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the Corporation with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all of the assets of the Corporation and distribution of all or part of the proceeds of that sale or transfer, upon any subsequent conversion of Series B Preferred Stock, each holder of the Series B Preferred Stock will be entitled to receive the kind and amount of securities, cash and other property which the holder would have received if the holder had converted the shares of Series B Preferred Stock into Common Stock immediately before the first of those events and had retained all the securities, cash and other assets received as a result of all those events.

                                        (vi)    The "Current Market Price" of
the Common Stock on any day will be the average of the Last Reported Sale Price (as defined below) per share of the Common Stock on each of the twenty consecutive Trading Days (as defined below) preceding the date of the computation. The "Last Reported Sale Price" of the Common Stock on each day will be (A) the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (B) if the Common Stock is not listed on a stock exchange, the last reported sale price of the Common Stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or (C) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the high bid and low asked price quotations for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If the Common Stock is not traded or quoted as described in any of clause
(A), (B) or (C), the Current Market Price of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member firm of the New York Stock

Exchange, Inc. selected by the Board of Directors. As used with regard to the Series B Preferred Stock, the term "Trading Day" means (x) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (y) if the Common Stock is not listed on a stock exchange, but sale prices of the Common Stock are reported on an automated quotation system, a day on which trading is reported on the principal automated quotation system on which sales of the Common Stock are reported, or (z) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, a day on which quotations are reported by National Quotation Bureau Incorporated.

                                        (vii)   No adjustment in the Conversion
Price will be required unless the adjustment would require a change of at least 3% in the Conversion Price; provided, however, that any adjustments which are not made because of this Subparagraph 5(f)(vii) will be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment must be made in accordance with this Section 5 (without regard to this Subparagraph 5(f)(vii)) not later than the time the adjustment may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 5 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                                        (viii)  Whenever the Conversion Price is
adjusted, the Corporation will promptly send each holder of record of Series B Preferred Stock a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.

                                        (ix)    In any case in which this
Subsection 5(f) provides that an adjustment will become effective immediately after a record date for an event, the Corporation may defer until the occurrence of the event (A) issuing to the holder of any share of Series B Preferred Stock converted after the record date and before the occurrence of the event the additional shares of Common Stock issuable upon the conversion by reason of the adjustment over and above the Common Stock issuable upon the conversion before giving effect to the adjustment and (B) paying to the holder any cash in lieu of any fractional share pursuant to Subsection 5(e).

                        (g)     If:

                                        (i)     the Corporation declares a
dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

                                        (ii)    the Corporation authorizes the
granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                                        (iii)   there is any reclassification of
the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale or transfer of all or substantially all the assets of the Corporation; or

                                        (iv)    there is a voluntary or an
involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation will mail to the holders of record of the Series B Preferred Stock, at least 15 days before the applicable date specified below, a notice stating the applicable one of (A) the date on which a record is to be taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if no record is to be taken, the date as of which the holders of Common Stock of record who will be entitled to the dividend, distribution or rights or warrants will be determined, or (B) the date on which the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

                        (h)             (i)     The Corporation will at all
times reserve and keep available, free from preemptive rights, out of the authorized but unissued shares of Common Stock or the issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series B Preferred Stock, the maximum number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding shares of Series B Preferred Stock. For the purposes of this Subsection 5(h), the number of shares of Common Stock which the Corporation would be required to deliver upon the conversion of all the outstanding shares of Series B Preferred Stock will be computed on the basis of the Conversion Price at the date of the computation and as if at the time of the computation all the outstanding shares were held by a single holder.

                                        (ii)    Before taking any action which
would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non- assessable shares of Common Stock at the adjusted Conversion Price.

                                        (iii)   The Corporation will endeavor to
list the shares of Common Stock required to be delivered upon conversion of the Series B Preferred Stock, prior to the delivery, upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of delivery.

                                        (iv)    Prior to the delivery of any
securities which the Corporation will be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations requiring the registration of those securities with, or any approval of or consent to the delivery of those securities by, any governmental authority.

                        (i) The Corporation will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Preferred
Stock; provided, however, that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of record of the Series B Preferred Stock to be converted and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that the tax has been paid.
                6.      Redemption.
                        (a) The Company may, at its option, redeem all, but not less than all, the outstanding shares of Series B Preferred Stock at any time beginning 30 days after there no longer is any outstanding
Series A Preferred Stock, whether because of conversions, redemptions or otherwise, at a redemption price of $1,000 per share, plus all accumulated but unpaid dividends, and all accrued but not yet due dividends, on a share of Series B Preferred Stock.

                        (b)     (i)     If at any time the holders of the
Series B Preferred Stock become entitled to received dividends as provided in
Section 2(b), except as provided in Subparagraph (ii), the Corporation, upon approval by a majority of the members of the Board who are present at a meeting at which there is a quorum present, may redeem all, but not less than all, the outstanding Series B Preferred Stock by issuing to the holders of the Series B Preferred Stock with regard to each share of Series B Convertible Preferred Stock, an 8% convertible subordinated note of the Corporation (a "Convertible Note") in the principal amount of (x) $1,000, plus (y) all accumulated but unpaid dividends, and all accrued but not yet due dividends, on a share of Series B Preferred Stock. A Convertible Note will be substantially in the form of Exhibit I.

                                (ii)    In order to redeem the Series B
Preferred Stock as provided in Subparagraph (i), the Corporation will give a Redemption Notice as provided in Subsection (c). If within 30 days after the date the Redemption Notice is given, the holders of the Series B Preferred Stock irrevocably waive the right to receive any dividends under Section 2(b) as a result of events described in the Redemption Notice (or which had been described in previous Redemption Notices), (x) the Redemption Notice will be deemed rescinded, (y) the holders of the Series B Preferred Stock will not be entitled to have their shares redeemed, or to receive Convertible Notes, because the Corporation had given the Redemption Notice, and (z) the Corporation will no longer have the option to redeem the Series B Preferred Stock under this Subsection (b) as a result of the events described in the Redemption Notice.

                                (iii)   The Convertible Note issuable upon
redemption of shares of Series B Preferred Stock will be dated, and will begin to accrue interest from, the Redemption Date. Upon the surrender of the certificates representing shares of Series B Preferred Stock on or after the Redemption date for redemption, the shares represented by those certificates will no longer be deemed to be outstanding and all rights of the holder with respect to those shares will immediately terminate, except the right to receive the payment or the Convertible Note to be issued as a result of the redemption.

                                (iv)    Prior to the delivery of Convertible
Notes upon redemption of Series B Preferred Stock, the Corporation will comply with all federal and state laws and regulations requiring the registration of those securities or the qualification of an indenture with, or any approval of or consent to the delivery of those securities by, any governmental authority.

                        (c)     Notice of any redemption pursuant to this
Section 6 (a "Redemption Notice") must be mailed at least 45 days prior to the Redemption Date for first class mail, postage prepaid, to each holder of Series B Preferred Stock at the holder's most recent address as it appears upon the Corporation's registry books. Each Redemption Notice will state (i) the date on which the redemption will occur (the "Redemption Date"), (ii) whether the redemption will be under Subsection (a) (in which case holders will receive payment of the redemption price) or (b) (in which case holders will receive Convertible Notes), (iii) if the redemption will be under Subsection (b), the event or events which caused the holders of the Series B Preferred Stock to be entitled to receive dividends as provided in Section 2(b), (iv) the redemption price, (v) the place or places where certificates representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price or issuance of Convertible Notes, (vi) if the redemption is under Subsection (b), that the holders of the Series B Preferred Stock have the ability to cause the Redemption Notice to be rescinded by waiving the right to receive dividends,
(vii) that dividends on the Shares B Preferred Stock will cease to accrue on the Redemption Date, and (viii) the last day on which the Series B Preferred Stock may be converted into Common Stock (which will be the fifth day before the Redemption Date).

                        (d) If a Redemption Notice is given, from and after the Redemption Date (unless the Corporation defaults in providing money for the payment of the Redemption price of the Series B Preferred Stock plus any accumulated or accrued dividends, or in issuing Convertible
Notes with regard to the Series B Preferred Stock, a the case may be), dividends will cease to accrue on the shares of Series B Preferred Stock and all rights of the holders of those shares as stockholders will cease with respect to those shares (except the right to receive payment of the redemption price or to receive Convertible Notes) and those shares will not be transferred on the books of the Corporation or be deemed to be outstanding for any purpose. On or after the Redemption Date, holders of shares of Series B Preferred Stock which have been redeemed may surrender the certificates representing those shares to the Corporation at its principal place of business or as otherwise specified and upon doing that, the redemption price of those shares plus any accumulated or accrued dividends will be payable to the order of the person whose name appears on the certificate or certificates or Convertible Notes will be issued in the name of that person. A holder of Series B Preferred Stock called for redemption may, if the shares are at the time convertible into shares of Common Stock, elect to convert those shares into Common
Stock at any time prior to the close of business on the fifth day before the Redemption Date for those shares.

                        (e) The Company will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Convertible Notes upon redemption of shares of Series B
Preferred Stock; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of a Convertible Note in a name other than that of the holder of record of the Series B Preferred Stock being redeemed and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the

Company, that the tax has been paid.

                Section 7.      Status.

                        Upon any conversion, or redemption of shares of Series B Preferred Stock, the shares of Series B Preferred Stock which are converted or redeemed will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock which the Corporation will have authority to issue will not be decreased by the conversion or redemption of shares of Series B Preferred Stock, but the number of shares of Series B Preferred Stock which the Corporation will have authority to issue will be reduced so that the shares of Series B Preferred Stock which were converted or redeemed may not be re-issued.

                Section 8. Ranking. The shares of Series B Preferred Stock will, with respect to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up of the Corporation, unless otherwise provided in the Corporation's Certificate of Incorporation or a Certificate of Designations, Rights and Preferences relating to a subsequently issued series of preferred stock of the Corporation, rank (i) junior to the Series A Preferred Stock, (ii) senior to any other class or series of preferred stock issued by the Corporation, and (iii) senior to the Common Stock.

                Section 9.      Right of First Refusal.

                        (a) At least thirty days before the Corporation issues or sells shares of Common Stock, securities which are convertible into or exchangeable by their terms for Common Stock, or options or other securities which entitle the holders to purchase Common Stock, which, when issued or sold, will constitute, or will be convertible into or exchangeable for, or will entitle the holders to purchase, more than 5% of the outstanding Common Stock (treating any related series of issuances or sales as a single issuance or sale), other than (A) in accordance with a stock option plan or other employee benefit plan approved by the stockholders of the Company, (B) in connection with the acquisition of a business, whether through purchase or merger, (C) in an underwritten public offering in which it is anticipated by the underwriters that there will be at least 100 beneficial purchasers of the shares being offered none of whom will acquire more than 5% of those shares (a "Widely Dispersed Underwritten Public Offering"), (D) as a dividend or distribution to all the holders of its Common Stock or upon exercise of options, warrants or rights to be issued to all the holders of its Common Stock, (E) upon conversion or exchange of convertible or exchangeable securities, or exercise of options, which themselves were the subject of an option granted under this Section, (F) upon conversion of Series A Preferred Stock or Series B Preferred Stock, or (G) upon exercise of options which were outstanding on December 31, 1996, the Corporation will give the holders of the Series B Preferred Stock a notice (a "Proposed Issuance Notice") which (i) describes the proposed issuance of Common Stock or convertible, exchangeable or other securities, including, if the proposed issuance involves a sale, the proposed sale price and other principal terms of the sale, (ii) identifies the person or persons to whom the shares of Common Stock or convertible, exchangeable or other securities will be issued (or states that the shares or convertible, exchangeable or other securities are to be issued in an underwritten public offering), and (iii) grants the holders of the Series B Preferred Stock an option (a "Purchase Option") to purchase all, but not less than all, the shares of Common Stock or convertible, exchangeable or other securities which are the subject of the Proposed Issuance Notice on the terms provided in Subparagraph (b).
 For the purpose of this Section, equity or debt securities will be deemed to be convertible into or exchangeable by their terms for shares of Common Stock if, even though the securities are not themselves convertible into or exchangeable for shares of Common Stock, the Company at any time (whether before, at the same time, or after, it issues the equity or debt securities) issues options, warrants or rights entitling the holders to purchase Common Stock and to pay all or part of the exercise price of the options, warrants or rights by delivering the equity or debt securities to the Company.

                        (b) Each Purchase Option granted in accordance with Subsection (a) will be on the following terms:

                                (i)     The term of the Purchase Option will be
thirty days after the day the Corporation gives the Proposed Issuance
Notice.

                                (ii)    The exercise price of the Purchase
Option will be (A) if the proposed issuance is a sale for cash, other than a sale of Common Stock in an underwritten public offering, the proposed sale price set forth in the Proposed Issuance Notice, (B) if the proposed issuance is a sale other than for cash, the fair market value of the non-cash consideration to be paid for the shares of Common Stock which are the subject of the Purchase Option, and (C) if the proposed issuance is a sale of Common Stock in an underwritten public offering, the Current Market Price per share of the Common Stock on the day the notice of exercise of the Purchase Option is given less the anticipated underwriting discounts and commissions which would have to be paid if the underwritten public offering took place.

                                (iii)   The exercise price of a Purchase Option
will be payable in cash.

                        (c) A Purchase Option will be exercised by a notice of exercise delivered to the Company before 5:00 p.m., New York City time, on the day the Purchase Option expires. If there is more than one holder of Series B Preferred Stock, a notice of exercise may be given by a holder or holders of less than all the outstanding shares of Series B Preferred Stock, but must state that the holders who deliver the notice of exercise are wiling to purchase all the shares of Common Stock or convertible, exchangeable or other securities which are the subject of the Proposed Issuance Notice. If more than one notice of exercise is received, the shares of Common Stock or convertible, exchangeable or other securities will be sold to the holders who gave each of the notices of exercise in properties to the respective number of shares of Series B Preferred Stock held of record by the holders who delivered each of the notices of exercise. Each notice of exercise must include a statement that the persons who deliver the notice of exercise will acquire the shares of Common Stock or convertible, exchangeable or other securities to which it relates for investment, and not with a view to their resale or distribution.

                        (d) If a Purchase Option is exercised, the purchase of the shares of Common Stock or convertible, exchangeable or other securities which are the subject of the Purchase Option will take place at the principal office of the Company at 10:00 A.M., local time, on a day specified in the notice of exercise, which is not less than ten or more than twenty days after the notice of exercise is given.

                        (e)     If a Proposed Issuance Notice is given and the

Option granted in the Proposed Issuance Notice is not exercised, or the holders of the Series B Preferred Stock fail to pay for the Common Stock or convertible, exchangeable or other securities which are the subject of the Purchase Option on the date for the purchase specified in the notice of exercise, the Corporation may sell or otherwise issue the shares of Common Stock or convertible, exchangeable or other securities which were the subject of the Proposed Issuance Notice within 120 days after the Purchase Option expires, or after the date for the purchase specified in the notice of exercise, on the terms, and to the person or persons, specified in the Proposed Issuance Notice, except that if the transaction described in a Proposed Issuance Notice is a sale of Common Stock for cash other than in an underwritten public offering, the sale may be for an amount of cash which is equal to or greater than that set forth in the Proposed Issuance Notice, and if the transaction described in a Proposed Issuance Notice is a sale of Common Stock for cash in an underwritten offering, the public offering price may be not less than 90% of the last reported sale price of the Common Stock on the day the offering is priced. Nothing in this subparagraph will relieve any holder of Series B Preferred Stock from any liability for failure to pay for any securities as to which the holder of Series B Preferred Stock has given a notice of exercise.

                Section 10.     Miscellaneous.

                        (a) Except as otherwise expressly provided in this resolution, whenever a notice or other communication is required or permitted to be given to holders of shares of Series B Preferred Stock, the notice or other communication will be deemed properly given if deposited in the United States mail, postage prepaid, addressed to the persons shown on the books of the Corporation as the holders of the shares at the addresses as they appear in the books of the Corporation, as of a record date or dates determined in accordance with the Corporation's Certificate of Incorporation or By-laws, these resolutions and applicable law, as in effect from time to time.

                        (b) The holders of the Series B Preferred Stock will not have any preemptive right to subscribe for or purchase any shares or any other securities which may be issued by the Corporation.

                        (c) Except as may otherwise be required by law, shares of Series B Preferred Stock will not have any designations, preferences, limitations or relative rights, other than those specifically set forth in this resolution in the Corporation's Certificate of Incorporation.

                        resolution are for convenience only and will not affect the meaning or interpretation of any of the provisions of this resolution.

                        (e) The preferences, special rights or powers of the Series B Preferred Stock may be waived, and any of the provisions of the Series B Preferred Stock may be amended, by the affirmative vote at a meeting or the written consent of holders of record of at least a majority of the outstanding shares of Series B Preferred Stock."

                IN WITNESS WHEREOF, Family Bargain Corporation has caused this certificate to be signed by John A. Selzer, its President, and attested by Joseph Eiger, its Secretary, this 31st day of December, 1996.

                                FAMILY BARGAIN CORPORATION

                                By:

                                   Name:  John A. Selzer
                                   Title: President
Attest:



Name:  Joseph Eiger
Title: Secretary


        EXHIBIT I


FAMILY BARGAIN CORPORATION

8% Convertible Subordinated Note Due [THE THIRD ANNIVERSARY
OF THE DATE OF THIS NOTE]



$       Dated:                      ,


                FOR VALUE RECEIVED, FAMILY BARGAIN CORPORATION (the "Company"), a Delaware corporation, promises to pay to
                                , or its registered assigns, (the
"Holder") the principal amount of $                      on [THE THIRD
ANNIVERSARY OF THE DATE OF THIS NOTE] and to pay interest at the rate of 8% per annum, computed on the basis of a 360 day year consisting of twelve 30-day months, payable quarterly on the last day of March, June, September and December of each year, commencing or if any such day is not a day on which banks in New York, New York are required to be open for general banking business (a "Business Day"), on the next preceding Business Day (each day on which interest is due being an "Interest Date"), on the balance of that principal amount which remains unpaid from time to time for the period since the next preceding Interest Date (or, as to the first interest payment, since the date of this Note).
                1. Manner of Payment. Each payment of principal or interest will be made to the Holder by wire transfer of immediately available funds to an account specified by the Holder at a bank which is a member of the Federal Reserve Clearing System (or, if the Holder does not specify an account, at the principal office of the Company), except that the payment of principal at maturity or upon redemption of this Note will be made at the principal office of the Company upon presentation of this Note for payment. Each payment of interest may be made net of any withholding required by law.

                2. Overdue Payments. Any payment of principal or interest which is not made when it is due will bear interest from the day it is due until it is paid at the rate which is 6% per annum above the prime rate (i.e., the base rate on corporate loans) from time to time reported by The Wall Street Journal, but in no event less than 13% per annum.
                3. Events of Default. Each of the following events will constitute an Event of Default:

                        (a) The Company fails to make any payment of principal or interest with regard to the indebtedness evidenced by this Note within five days after it is due; or

                        (b) The Company fails to fulfill any other of its covenants or other obligations under this Note within thirty days after notice from the Holder; or

                        (c) The Company or any of its subsidiaries is in default with regard to indebtedness for borrowed money (other than this Note) and as a result of those defaults, the due date of principal of indebtedness totalling more than $1 million is accelerated to a date or dates before the stated due dates.

                        (d)     Any of the following occurs:

                                (i)     The Company or a significant subsidiary
(as that term is defined in Securities and Exchange Commission Regulation S- X) commences a voluntary case under the Bankruptcy Code or any state insolvency law.

                                (ii)    An involuntary case is commenced against
the Company or a significant subsidiary under the Bankruptcy Code or a state insolvency law and the case is not dismissed within 90 days after it is commenced.

                                (iii)    An order is entered in a case under the
Bankruptcy Code or a state insolvency law declaring the Company or a significant subsidiary to be insolvent.

                                (iv)    The Company or a significant subsidiary
makes an assignment for the benefit of creditors.

                                (v)     The Company or a significant subsidiary
consents to the appointment of a trustee or receiver for all or a major part of its property.

                                (vi)    An order of a court is entered
appointing a trustee or receiver for all or a major part of the property of the Company or a significant subsidiary and that order is not vacated, set aside or stayed within 90 days after it is entered.

                                (vii)    A merger or consolidation of the
Company with any corporation, firm or entity, or any other transaction effecting a change in control of the Company, or the sale of substantially all of the assets of the Company.

                4. Acceleration Upon Event of Default. If an Event of Default occurs, at any time while the Event of Default is continuing, the Holder may declare the entire outstanding balance of the principal amount evidenced by this Note to be immediately due and payable, at which time that principal amount and all accrued but unpaid interest immediately will become due and payable, without demand, presentment, protest, notice of dishonor or other diligence of any kind, all of which are waived by the Company, except that if the Event of Default is of the type described in Paragraph 3(c) and the acceleration is withdrawn within 30 days after it occurs with regard to sufficient indebtedness so that if the withdrawn accelerations had not taken place there would not have been an Event of Default under Paragraph 3(c), then the acceleration of the time at which the principal sum evidenced by this Note and interest will be due and payable will automatically be rescinded and any Events of Default under Paragraph 3(a) or 3(b) due solely to failure to make accelerated payments of principal and interest will be deemed not to have occurred.

                5.      Redemption at Company's Option.
                (a) The Company may redeem this Note at any time on or after the (i) [THE FIRST ANNIVERSARY OF THE DATE OF THIS NOTE] in its entirety, but not in part, at 100% of its principal amount.
                (b) In order to redeem this Note, the Company will give the Holder a notice (a "Redemption Notice") at least 45 days before the Redemption Date. The Redemption Notice will state (i) the Redemption
Date, (ii) the Redemption Price (expressed as a percentage of principal amount) which will be paid on redemption of this Note, (iii) where this
Note is to be presented for payment on or after the Redemption Date, and
(iv) the last day on which this Note may be converted into Common Stock
(which will be the fifth day before the Redemption Date). When the Company gives a Redemption Notice to the Holder, the Company will become obligated to pay to the Holder, upon presentation of this Note for redemption on or after the Redemption Date, the redemption price plus all accrued but unpaid interest to the Redemption Date. Unless the Company fails to pay the redemption price plus all accrued but unpaid interest when this Note is presented for redemption, no interest will accrue on the principal amount evidenced by this Note after the Redemption Date.
                6.      Redemption at Holder's Option.
                        (a) If there is a Change of Control, at any time between the date of the Change of Control and the close of business in San Diego, California on the 45th day after the day on which the Company gives the notice required by Paragraph 6(c) (the "Tender Period"), the holder of this Note may tender it for redemption in its entirety but not in part, at 100% of its principal amount.

                        (b) For the purposes of this Section 6, a "Change of Control" will occur when:

                                (i)     Any person (as that term is defined in
Section 14(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 30% or more of the outstanding Common Stock (provided that neither an acquisition of shares of Series B Preferred Stock nor the fact that the Conversion Right Commencement Date with regard to the Series B Preferred Stock has occurred or will occur on a particular date will constitute a Change of Control).

                                (ii)    The Corporation is a party to a merger
or consolidation, other than a merger or consolidation in which the Corporation is the surviving entity and immediately after which the persons who hold Common Stock or convertible preferred stock of the Corporation immediately before the transaction will own (giving effect to the conversion of all currently convertible preferred stock and currently convertible debt securities) at least 66?% of the outstanding Common Stock.

                                (iii)    A majority of the members of the Board
are persons who were not elected, or
nominated for the election by the stockholders, to the Board for the first time by the affirmative vote of a majority of the directors who had served on the Board at the time of the election or nomination for at least 12 months.

                        (c) Not later than 10 days after there is a Change in Control, the Company will give the holder of this Note a notice of the holder's right to tender this Note for redemption in accordance with Paragraph 6(a). The notice will state (i) the event which constitutes a Change of Control, (ii) the date on which the Change of Control occurred, (iii) the last day of the Tender Period, (iv) the Redemption Date if this Note is tendered for redemption (which will be not more than five days after the last day of the Tender Period), (v) the Conversion Price on the date of the notice, (vi) that interest will cease to accrue on the Redemption Date (which will be not later than five days after the last day of the Tender Period), (vii) where this Note is to be tendered for redemption and (viii) the last day on which this Note may be converted into Common Stock (which will be the fifth day before the Redemption Date).

                        (d) If this Note is tendered for redemption in accordance with this Section, on the Redemption Date, the Company will pay the holder the redemption price plus all accrued but unpaid interest to the Redemption Date. Unless the Company fails to pay the redemption price plus all accrued but unpaid interest on the Redemption Date, no interest will accrue on the principal amount evidenced by this Note after the Redemption Date.

                7.      Conversion Into Common Stock.

                        (a)     (i)     The Holder will have the right at any
time after the Conversion Right Commencement Date, at the Holder's option, to convert the entire principal sum evidenced by this Note (but not less than the entire principal amount) into a number of fully paid and non- assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) equal to the principal sum evidenced by this Note divided by the Conversion Price (as defined in Subsection 7(d)), or such other securities or assets as the Holder, is entitled to receive in accordance with Subsection 6(d); provided, however, that (x) if the Company delivers a Redemption Notice to the Holder, the right to convert this Note will terminate at the close of business in New York, New York, on the fifth day before the Redemption Date specified in the Redemption Notice, or (y), if the Holder tenders this Note for redemption in accordance with Section 6, the right to convert this Note will terminate when this Note is tendered for redemption, in either case, unless the Company defaults in redeeming this Note as required by Section 5 or Section 6.

                                (ii)    The Conversion Right Commencement Date
will be the of:

                                        (x)     The thirtieth day after the
first day on which there is no outstanding Series A Preferred Stock (whether because of conversions, redemption or otherwise);

                                        (y)     The day on which there is a
Change of Control; or

                                        (z)     The forty-fifth day before (i)
the

Redemption Date or (ii) any other date on which the principal amount evidenced by this Note becomes due and payable.

                        (b)     (i)     In order to exercise the conversion
privilege, the Holder must surrender this Note to the Company, with the Notice of Election to Convert duly completed and signed, at the principal office of the Company. If the shares issuable on conversion are to be issued in a name other than that of the Holder, when this Note is surrendered for conversion, it must be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the Holder or the Holder's duly authorized attorney and by funds in an amount sufficient to pay any transfer or similar tax which is required to be paid in connection with the transfer or evidence that tax has been paid.

                                (ii)    Each conversion will be at the
Conversion Price in effect at the close of business on the day when all the conditions in Subsection 7(b)(i) have been satisfied.

                                (iii)   The Company will not make any payment or
adjustment with regard to interest, whether or not in arrears, on conversion of this Note, or for dividends on the shares of Common Stock issued upon the conversion.

                                (iv)    As promptly as practicable after the
surrender of this Note by the Holder in accordance with this Subsection 7(b), the Corporation will issue and will deliver to the Holder at the Company's principal office, or to another person or place in accordance with a written instruction from the Holder, a certificate or certificates representing the number of full shares of Common Stock issuable upon the conversion of this Note. Any fractional interest in respect of a share of Common Stock arising upon a conversion will be settled as provided in Subsection 7(c).

                                (v)     Each conversion will be deemed to have
been effected immediately prior to the close of business on the day on which all the conditions specified in Subsection 7(b)(i) have been satisfied, and the person in whose name a certificate for shares of Common Stock is to be issued upon a conversion will be deemed to have become the holder of record of the shares of Common Stock represented by that certificate at that time. All shares of Common Stock delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of this Note for conversion and compliance with all the other requirements of Subsection 7(b)(i), this Note will no longer be deemed to be outstanding and all rights of the Holder with respect to the principal amount evidenced by this Note or interest on that principal amount will immediately terminate, except that the Holder will be entitled to receive the Common Stock or other securities, cash or other assets to be issued or distributed as a result of the conversion.

                        (c) No fractional shares of Common Stock will be issued upon conversion of this Note. Any fractional interest in a share of Common Stock resulting from conversion of this Note will be paid in cash (computed to the nearest cent) based on the last reported sale price of the Common Stock in the principal market in which it is traded on the last trading day before the day on which this Note is surrendered for conversion.

                        (d) The "Conversion Price" per share of Common Stock initially will be $3.00 per share of Common Stock. However, the

Conversion Price will be adjusted as follows from time to time if any of the events described below occurs after the date of this Note.

                                (i) If the Company (A) pays a dividend or makes
a distribution on its Common Stock in shares of its Common Stock, (B) subdivides its outstanding Common Stock into a greater number of shares, or (C) combines its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to that event will be adjusted so that if this
Note is surrendered for conversion after that event, the Holder will receive the number of shares of Common Stock of the Company which the Holder would have received if this Note had been converted immediately before the happening of the first of those events and the Holder had retained all the Common Stock or other securities or assets received after the conversion. An adjustment made pursuant to this Subsection 6(d)(i) will become effective immediately after the record date in the case of a dividend or distribution, except as provided in Subsection 7(d)(x), and will become effective immediately after the effective date in the case of a subdivision or combination. If a dividend or distribution is declared but is not paid or made, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversion which takes place before the readjustment.

                        (ii) If the Company issues rights or warrants to the holders of its Common Stock as a class entitling them (for a period expiring within 45 days after the record date for issuance of the rights or warrants) to subscribe for or purchase Common Stock at a price per share less than the Conversion Price at the record date for the determination of stockholders entitled to receive the rights or warrants, the Conversion Price in effect immediately before the issuance of the rights or warrants will be reduced so that it will be the amount determined by multiplying the Conversion Price in effect immediately before the record date for the issuance of the rights or warrants by a fraction of which the numerator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights or warrants plus the number of shares of Common Stock which the aggregate exercise price of all the rights or warrants would purchase at the Conversion Price at that record date, and of which the denominator is the number of shares of Common Stock outstanding on the record date for the issuance of the rights or warrants plus the number of additional shares of Common Stock issuable on exercise of all the rights or warrants. The adjustment provided for in this Subsection 6(d)(ii) will be made successively whenever any rights or warrants are issued, and will become effective immediately, except as provided in Subsection
6(d)(xi), after each record date. In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the Conversion Price, and in determining the aggregate sale price of the shares of Common Stock issuable on the exercise of rights or warrants, there will be taken into account any consideration received by the Company for the rights or warrants, with the value of that consideration, if other than cash, to be determined by the Board of Directors of the Company (whose determination, if made in good faith, will be conclusive). If any rights or warrants which lead to an adjustment of the Conversion Price expire or terminate without having been exercised, the Conversion Price then in effect will be appropriately readjusted. However, a readjustment of the Conversion Price will not affect any conversions which take place before the readjustment.

                                        (iii)   If the Company distributes to
the holders of its Common Stock as a class any shares of capital stock of the Company (other than Common Stock) or evidences of indebtedness or assets (other than cash dividends or distributions of cash paid from retained earnings of the Company), then, upon conversion of this Note, the Holder will be entitled to receive, in addition to the shares of Common Stock into which this Note is converted, the capital stock, evidences of indebtedness and assets which the Holder would have received if the Holder had converted this Note into Common Stock immediately before the first of those distributions and had retained that Common Stock until the date of the conversion (or, to the extent the Company is unable to deliver particular shares of capital stock, evidences of indebtedness or assets, the Holder will be entitled to receive the fair market value on the day this Note is converted of the capital stock, evidences of indebtedness or assets which the Company is unable to deliver).

                                (iv)    If there is a reclassification or change
of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or a merger or consolidation of the Company with any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock, or a sale or transfer of all or substantially all of the assets of the Company, upon any subsequent conversion of this Note, the Holder will be entitled to receive the kind and amount of securities, cash and other property which the Holder would have received if the Holder had converted this Note into Common Stock immediately before the first of those events and had retained all the securities, cash and other assets received as a result of all those events.

                                (v)     No adjustment in the Conversion Price
will be required unless the adjustment would require a change of at least 1% in the Conversion Price; provided, however, that any adjustments which are not made because of this Subsection 7(d)(vii) will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 will be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

                                (vi)    Whenever the Conversion Price is
adjusted, the Company will promptly send the Holder a notice of the adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which the adjustment becomes effective and containing a brief description of the events which caused the adjustment.

                                (vii)    In any case in which this Subsection
7(d) provides that an adjustment will become effective immediately after a record date for an event, if this Note is converted after the record date but before the occurrence of the event, the Company may defer until the occurrence of the event (A) issuing to the Holder of the additional shares of Common Stock issuable upon the conversion by reason of the adjustment over and above the Common Stock issuable upon the conversion before giving effect to the adjustment and (B) paying to the Holder any cash in lieu of any fractional share pursuant to Subsection 7(c).

            (e)     If:

                                (i)     the Company declares a dividend (or any
other distribution) on the Common Stock (other than in cash out of retained earnings); or

                                (ii)    the Company authorizes the granting to
the
holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                                (iii)    there is any reclassification of the
Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value, or from par value to no par value, or from no par value to par value), or any consolidation, merger, or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale or transfer of all or substantially all the assets of the Company; or

                                (iv)    there is a voluntary or an involuntary
dissolution, liquidation or winding up of the Company, then the Company will mail to the Holder of this Note, at least 15 days before the applicable date specified below, a notice stating the applicable one of
(A) the date on which a record is to be taken for the purpose of the dividend, distribution or grant of rights or warrants, or, if no record is to be taken, the date as of which the holders of Common Stock of record who will be entitled to the dividend, distribution or rights or warrants will be determined, or (B) the date on which the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common
Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice or any defect in the notice will not affect the legality or validity of the reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up.

                        (f)     (i)     The Company will at all times reserve
and keep available, free from preemptive rights, out of the authorized but unissued shares of Common Stock or the issued shares of Common Stock held in its treasury, or both, for the sole purpose of effecting conversion of this Note, the number of shares of Common Stock which the Company would be required to deliver upon the conversion of this Note.

                                (ii)    Before taking any action which would
cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at the adjusted Conversion Price.

                                (iii)   The Company will endeavor to list the
shares of Common Stock required to be delivered upon conversion of this Note, prior to their delivery, on each national securities exchange, if any, on which the outstanding Common Stock is listed at the time of delivery.

                                (iv)    Prior to the delivery of any securities
which the Company will be obligated to deliver upon conversion of this Note, the Company will endeavor, in good faith and as expeditiously as possible, to comply with all federal and state laws and regulations requiring the registration of those securities with, or any approval of or consent to the delivery of those securities by, any governmental authority.

                        (g) The Company will pay any documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note; provided, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder and no such issue or delivery will be made unless and until the person requesting the issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that the tax has been paid.

                8.      Subordination.

                        (a) The indebtedness evidenced by this Note, including the principal, premium, and the interest on it, will be subordinate and subject in right of payment, to the extent and in the manner set forth in this Section, to the prior payment in full of all Senior Indebtedness, and by accepting this Note, the Holder agrees to and will be bound by the provisions of this Section 8.

                        (b) As used in this Note, the term "Senior Indebtedness" means indebtedness of the Company for borrowed money, except that particular indebtedness will not be Senior Indebtedness if the instruments governing the indebtedness specify that it is not Senior Indebtedness with regard to the Company's 8% Convertible Subordinated Notes.

                        (c) Upon any distribution of the assets of the Company as a result of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, reorganization or receivership proceedings, or in connection with an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise),

                                (i)     all Senior Indebtedness will first be
paid in full in cash, or provision made for its payment, before any payment is made on account of the principal of and premium, if any, or interest on the indebtedness evidenced by this Note;

                                (ii)    any payment or distribution of assets of
the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 8, will be paid or delivered by the Company or by any trustee in bankruptcy, receiver, assignee for benefit of creditors, or other liquidating agent making the payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, or provision for payment or distribution to them; and

                                (iii)   if, notwithstanding the foregoing, any
payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, is received by the Holder before all Senior Indebtedness is paid in full, or provision made for its payment, that payment or distribution will be held in trust for the benefit of, and will be paid over or delivered to, the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, ratably as described above, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, or provision for payment or distribution to them. For purposes of Subsections 8(c) and 8(e), the words "cash, property or securities" will not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Section 8 with respect to this Note to the payment of all Senior Indebtedness which may at the time be outstanding, provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without their consent, altered by the reorganization or readjustment.

                        (d) Upon the maturity of Senior Indebtedness by lapse of time, acceleration or otherwise, all Senior Indebtedness which has so matured will be paid in full in cash, or provision made for that payment, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by this Note.

                        (e) Subject to the payment in full of all Senior Indebtedness, the Holder of the Company's 8% Convertible Subordinated
Notes will be subrogated to the rights of the holders of Senior
Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of, premium, if any, and interest on this Note is paid in full. For purposes of that subrogation, no payments or distributions to the holders of Senior Indebtedness of cash, property or securities which, except for the provisions of this Section 8 would be payable or distributable to the Holder, will, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, be deemed to be payments by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Indebtedness, on the other.

                        (f) Nothing contained in this Section 8 or elsewhere in this Note is intended to or will impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of (premium, if any, on) and interest on this Note, as and when they become due and payable in accordance with the terms of this Note, or to affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Indebtedness, nor will anything in this Section 8 or elsewhere in this Note prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 8 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                        (g) No payment on account of principal or interest on this the indebtedness evidenced by Note will be made unless full payment of amounts then due for principal, sinking funds, and interest on all Senior Indebtedness has been made or duly provided for in money, and

(ii) no payment on account of principal or interest on the indebtedness evidenced by this Note will be made if, at the time of such payment or immediately after giving effect to it, (x) there will exist a default in the payment of principal, sinking funds or interest with respect to any Senior Indebtedness, or (y) there will have occurred an event of default (other than a default in the payment of principal, sinking funds, or interest) with respect to any Senior Indebtedness, as defined in the instrument under which the Senior Indebtedness is outstanding, permitting the holders of the Senior Indebtedness to accelerate its maturity, and that event of default has not been cured or waived or ceased to exist, except that this Subsection (g) will not prevent the Company from making any payment with regard to the indebtedness evidenced by this Note because of an event of default with regard to Senior Indebtedness which has resulted in the holders of that Senior Indebtedness (directly or through a trustee or after representative), having had for at least 120 days the right to accelerate the maturity of a payment of principal or interest with regard to the Senior Indebtedness, which the holders of the Senior Indebtedness have not exercised.

                        (h) The Company will give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of the Company.

                9. Amendments and Waivers. No amendment of this Note, or waiver of any provision of this Note, or extension of the time by which the Company must make any payment of principal or interest on the indebtedness evidenced by this Note, will be effective unless made in writing by the Holder and, as to an amendment, executed by the Company.
 Any waiver or extension will be effective only in the instance and with regard to the specific provision or payment for which it is given.

                10. Remedies Not Exclusive. The remedies provided in this Note are cumulative and are not exclusive of any other remedies provided by law. The Company will pay on demand any expenses (including reasonable attorneys' fees and expenses) incurred by the Holder in enforcing its rights under this Note.

                11. Notices. Any notice or other communication required or permitted to be given under this Note must be in writing and will be deemed effective when delivered in person or sent by facsimile (promptly confirmed in writing sent by first class mail) or on the third day after the day on which mailed by first class mail to the following addressed:

If to the Company, at:

Family Bargain Corporation
400 Ruffin Road
San Diego, California  92123-1866
Facsimile No.:  (610) 637-4180

If to the Holder, at the address
shown on the record of holders
of 8% Convertible Subordinated
Notes maintained by the
Company

or at such other address as the Company may specify to the Holder in the manner provided in this Section.

                12.     Binding Effect.  This Note will be binding upon the

Company and its successors and assigns, and will inure to the benefit of the Holder and its registered assigns.

                13. Governing Law. This Note will be governed by, and construed under, the substantive laws of the State of New York of the United States of America.

                14. Court Proceedings. An action or proceeding relating to this Note (a "Proceeding") may be brought in any Federal or state court sitting in the Borough of Manhattan, New York, New York, U.S.A., and in no other court. The Company (i) consents to the jurisdiction and venue of each court specified in the preceding sentence in each Proceeding,
(ii) agrees not to seek a change of venue of any Proceeding from any court specified in clause (i), whether because of inconvenience of the forum or for any other reason (but nothing in this Paragraph will prevent the Company from removing a Proceeding from a state court specified in the preceding sentence to a Federal court specified in that sentence), and (iii) agrees that process in any Proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the Proceeding is brought.

                15. Exchange or Transfer of Note. If at any time the Holder requests that the Company issue in exchange for this Note one or more Notes, each containing the same terms as this Note and each in a principal amount of $10,000 or an integral multiple of $10,000, in a total principal amount equal to the outstanding principal amount of the indebtedness evidenced by this Note, and if that request is accompanied by (i) evidence satisfactory to the Company (which may be an opinion of counsel satisfactory to the Company), that the requested issuance will not require registration under the Securities Act of 1933, as amended, qualification of an indenture under the Trust Indenture Act of 1939, as amended, or registration or qualification of this or any other of the Company's 8% Convertible Subordinated Notes under the securities laws of any state or other jurisdiction, (ii) the name and taxpayer identification number of each person in whose name a new Note is to be issued (or a certification as to any of those persons as to which a taxpayer identification number is not given that the person is a foreign person not subject to United States backup withholding) and (iii) funds sufficient to pay any transfer or similar tax, or evidence satisfactory to the Company that any said tax has been paid, the Company will issue the Notes as requested. Unless and until the Company issues a Note to a person other than the Holder in exchange for this Note, the Company will be entitled for all purposes to treat the Holder as the owner of this Note, without regard to any notice the Company may have of any purported transfer of this Note to any other person.

                IN WITNESS WHEREOF the Company has caused this Note to be duly executed and delivered as of the date shown on the first page.

                                               FAMILY BARGAIN CORPORATION
                                               By:

                                                      Title:

AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT



THIS AMENDMENT NO. 6 TO LOAN AND SECURITY AGREEMENT
(this "Amendment") is entered into as of this 10th day of July, 1996, by and between FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), and GENERAL TEXTILES, a California corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, Borrower and Greyhound Financial Capital
Corporation, an Oregon corporation ("Original Lender") entered into a Loan and Security Agreement dated as of October 14, 1993 (the "Original Agreement"), which was amended by an Amendment
No. 1 to Loan and Security Agreement dated as of July 11, 1994 (the "First Amendment"), by an Amendment No. 2 to Loan and Security Agreement dated as of March 31, 1995 (the "Second Amendment"), by an Amendment No. 3 to Loan and Security Agreement dated as of July 27, 1995 (the "Third Amendment"), by an Amendment No. 4 to Loan and Security Agreement dated as of November 10, 1995 (the "Fourth Amendment"), and by an Amendment No. 5 to Loan and Security Agreement dated as of April 18, 1996 (the "Fifth Amendment"; the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment being hereinafter collectively referred to as the "Loan Agreement"), that evidences a loan from Lender to Borrower; and

WHEREAS, effective as of December 31, 1994, Original
Lender was merged with and into Lender (then known as Greyhound
Financial Corporation), with Lender being the surviving corporation of such merger, and Lender succeeded to all the rights and obligations of Original Lender under the Loan
Agreement and the Loan Documents; and

WHEREAS, Borrower has asked Lender to modify the Loan
Agreement in accordance with the terms of, and subject to the conditions contained in, this Amendment; and

WHEREAS, Lender is willing to enter into this Amendment so as to amend the Loan Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning as set forth in the Loan Agreement.

2. Loan Agreement. Provided the conditions precedent described in Section 4 of this Amendment are met to the satisfaction of Lender, the Loan Agreement is modified, as of the Sixth Amendment Effective Date, as follows:

2.1     Section 1(A) of the Loan Agreement is
hereby amended by inserting the following new defined terms:

"Additional Term Loan" shall mean the term loan made by Lender to Borrower in the amount of $2,000,000 pursuant to the terms of the Sixth
Amendment.

"Additional Term Note" shall mean the
promissory note of Borrower made payable to Lender to evidence the Additional Term Loan, repayable in accordance with the terms set forth therein and in this Agreement.

"Factory 2-U Loan Agreement" means that certain Loan and Security Agreement dated as of November 10, 1995, by and between Factory 2-U and
Lender, as from time to time heretofore or hereafter amended, modified, supplemented or renewed.

"Sixth Amendment" means that certain
Amendment No. 6 to Loan and Security Agreement between
Lender and Borrower dated as of July 10, 1996.

"Sixth Amendment Effective Date" means July
10, 1996, the date on which the Sixth Amendment became effective.

2.2.    Section 2(A) of the Loan Agreement is
hereby amended to read in its entirety as follows:
2(A)    Total Facility.  Upon the terms and
conditions set forth herein and provided that no Event of Default or event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, Lender shall, upon Borrower's request, make advances to Borrower from time to time in an aggregate outstanding principal amount not to exceed
Twenty-Nine Million Seven Hundred Thousand Dollars
($29,700,000) (the "Total Facility"), subject to deduction of reserves as Lender deems proper from time to time in exercise of its reasonable credit judgment, which reserves may include, upon and during the continuance of an Event of Default, accrued interest and other reserves as Lender deems proper.

2.3     Section 2(B) of the Loan Agreement is
hereby amended to read in its entirety as follows:

"2(B)   Loans.  Advances of the Total Facility
shall be comprised of the following:

(i)     Inventory Loans:  A revolving
line of credit consisting of loans against Borrower's Eligible Inventory ("Inventory Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) the amount obtained when the Advance Rate is multiplied by the value of Borrower's Eligible Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis; or (b) Twenty-Five
Million Dollars ($25,000,000). The Advance Rate shall equal (i) sixty-five percent (65%) during the period commencing on the Sixth Amendment
Effective Rate through December 31, 1996, and
(ii) fifty percent (50%) during the period commencing January 1 through March 31 of each year thereafter, fifty-five percent (55%) during the period commencing April 1 through May 31 of each year thereafter, and sixty percent (60%) during the period commencing June 1 through December 31 of each year thereafter; and

(ii)    Capital Expenditure Line.  The
Capital Expenditure Line in such amounts and on such terms as are set forth in the Second
Amendment and in the Capex Note;

(iii)   Term Loan.  The Term Loan on
such terms as are set forth in the Fifth
Amendment and in the Term Note; and

(iv)    Additional Term Loan.  The
Additional Term Loan on such terms as are set forth in the Sixth Amendment and in the Additional Term Note.

2.4 Section 2 of the Loan Agreement is hereby amended to add a new Section 2(J), to read in its entirety as follows:

(J)     Additional Term Loan.  Upon
satisfaction of each condition precedent contained in the Sixth Amendment, Lender shall make the Additional
Term Loan to Borrower. Lender shall advance the Additional Term Loan in a single advance credited to Borrower; Borrower shall advance the entire proceeds of the Additional Term Loan to Factory 2-U in reduction of Factory 2-U's obligations to Borrower under the Merchandising Note. The additional Term
Loan shall be evidenced by, and repaid in accordance with, the Additional Term Note.

2.5     Section 3(A) of the Loan Agreement is
hereby amended to read in its entirety as follows:

(A)     Interest.  Borrower shall pay Lender
interest on the daily outstanding balance of Borrower's loan account at a per annum rate of two percent (2%) in excess of the rate of interest announced publicly by Citibank, N.A., from time to time as its "base rate" (or any successor thereto), which may not be such institution's lowest rate (the
"Base Rate"); provided, however, that the portion of the Inventory Loans that constitutes the Special
Purpose Line shall accrue interest on the daily outstanding balance of the Special Purpose Line at a per annum rate of three percent (3%) in excess of the Base Rate; provided, further, that the Additional Term
Loan shall accrue interest on the daily outstanding balance of the Additional Term Loan at a per annum rate of three percent (3%) in excess of the Base Rate.
The interest rate chargeable hereunder shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Base Rate. Each change in the Base
Rate shall be effective hereunder on the first day following the announcement of such change, provided, that a cumulative change of less than one-fourth of one percent (0.25%) shall not be considered. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to Lender in arrears on the first day of each month hereafter at its address set forth in Exhibit B of the Original
Agreement.

2.6     Paragraph 36 of the Loan Agreement,
modifying Paragraph 15 (B) of the Loan Agreement, is hereby amended to read in its entirety as follows:

36.     Loans.  Paragraph 15 (B) of the Loan
Agreement is hereby modified in its entirety to read as follows:

(B)     Loans.  Make any advances, loans
or extensions of credit to, or investment in, any Person, other than:

(i)     loans or other extensions
of credit to its employees on the condition that such loans do not exceed $1,000 to any one employee or $50,000 in aggregate to all employees at any one time outstanding;

(ii)    advances of inventory to
Factory 2-U to be held by Factory 2-U for sale in the ordinary course of Factory
2-U's business, provided (x) Factory 2-U's obligation to reimburse Borrower is evidenced by the Merchandising Note, (y) each such advance which is made on or after June 30, 1996 is repaid within thirty (30) days of Factory 2-U's receipt of the corresponding inventory, and (z) all such obligations of Factory 2-U to Borrower do not exceed to $6,000,000.00 at any one time outstanding;

(iii)   advances of point-of-sale
equipment acquired with proceeds of the
Term Loan to Factory 2-U, provided (x) each such advance shall be treated as a loan from Borrower to Factory 2-U on terms identical to the Term Loan such that Factory 2-U shall pay to Borrower that portion of each installment of the Term
Loan which is proportionate to the share of point-of-sale equipment purchased with Term
Loan proceeds advanced by Borrower to
Factory 2-U, and (y) the failure of
Factory 2-U to make any such payment shall not excuse the full and timely payment of any installment of the Term Loan by Borrower when and as due;

(iv)    the advance of the net
proceeds of the Additional Term Loan to
Factory 2-U, provided (x) such advance
shall be treated as a loan by Borrower to Factory 2-U on terms identical to the Additional Term Loan, and (y) the failure of Factory 2-U to make any payment thereon to Borrower shall not excuse the full and timely payment of any installment of the Additional Term Loan by Borrower when and as due; and

(v)     payment to Lender of the
Factory 2-U Fee, as defined in the Sixth
Amendment and as required under the terms of the Factory 2-U Loan Agreement, on behalf of Factory 2-U, provided Factory 2-U shall have reimbursed Borrower in the amount of the Factory 2-U Fee no later than July 31, 1996.

2.7 Section 17 of the Loan Agreement is hereby amended to add a new Section 18(F), to read in its entirety as follows:

(F)     Additional Term Loan.  Borrower may
voluntarily prepay that portion of the Obligations evidenced by the Additional Term Note at any time, in whole or in part, without premium or penalty;
provided, however, any such funds received from Borrower shall be applied first to any Obligations then due and payable, second, to all sums other than principal and interest then due and payable in respect of the Additional Term Loan, third to interest due on the Additional Term Loan and fourth, the balance to reduction of the principal balance of the Additional
Term Loan.

2.8     The Term Note is hereby amended in
accordance with an Allonge to Term Note, in the form attached to this Amendment as Exhibit A (the "Allonge").

3. Fees. In consideration of Lender's agreement to enter into this Amendment and to the modification to the Loan
Documents described herein, Borrower agrees to pay the following fees:

(a)     $100,000 in consideration of Lender's
willingness to extend the Additional Term Loan (the
"Additional Term Loan Fee");

(b)     $18,750 in consideration of Lender's
agreement to increase the Advance Rate on Inventory Loans
(the "Increased Availability Fee");

(c)     $50,000 in consideration of Lender's
agreement to increase the amount of Borrower's line of credit for Inventory Loans (the "Line Increase Fee"); and

(d)     $31,250 paid by Borrower on behalf of
Factory 2-U in satisfaction of the "Refinancing Fee," as that term is defined in Amendment No. 1 to Loan and Security Agreement dated as of April 18, 1996, by and between Lender and Factory 2-U (the "Factory 2-U Fee;" the Additional Term Loan Fee, Increased Availability Fee, Line Increase Fee and Factory 2-U Fee are herein collectively referred to as the "Fees").

Borrower and Lender acknowledge that Lender may withhold the Fees from the proceeds of the Additional Term Loan, to the extent such Fees are not paid prior to disbursement thereof. Borrower and Lender further acknowledge that Borrower shall account for the Factory 2-U Fee as a loan to Factory 2-U, to which loan Lender hereby consents, subject to the provisions of Section 15(B) of the Loan Agreement.

4. Conditions Precedent. The modifications described in Section 2 of this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to
Lender:

(a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

(i)     This Amendment;

(ii)    The Additional Term Note;

(iii)   The Allonge;

(iv)    Consent of Guarantor in the form
attached hereto;

(v)     Such acknowledgments and
reaffirmations of the Affiliate Debt Subordination
Agreement as Lender shall require;

(vi)    Such acknowledgments and
reaffirmations of the Intercreditor Agreement as Lender shall require;

(vii)   Such acknowledgments and
reaffirmations of the Subordination Agreement as Lender shall require;

(viii)  Any other consents deemed
necessary by Lender;

(ix)    A corporate resolution of Borrower
approving the transactions contemplated hereby to which it is a party;

(x)     A corporate resolution of Guarantor
approving the transactions contemplated hereby to which it is a party;

(xi)    An opinion from Borrower's and
Guarantor's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require; and

(xii)   Such other items as Lender may
require.

(b)     Lender and each participant in the
Inventory Loans shall have entered into an amendment to such participation agreement in contemplation of the execution and delivery of this Amendment and the transactions contemplated hereunder on terms acceptable to Lender.

(c) Lender and Factory 2-U shall have executed an Amendment No. 3 to the Factory 2-U Loan Agreement and each condition to the effectiveness thereof shall have been satisfied other than the execution of this Amendment.

(d)     There shall not then exist an Event of
Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

(e) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

(f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

(g)     Borrower shall have paid the Fees;
provided, however, Borrower and Lender acknowledge that to the extent any Fees remain unpaid, such Fees may be paid from the proceeds of the Additional Term Loan.

5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

11.     Choice of Law. The Loan Documents and this
Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

12. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

13. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.


FINOVA CAPITAL CORPORATION, a
Delaware corporation, successor-
by-merger to Greyhound Financial
Capital Corporation, an Oregon
corporation


By:
        Name:
        Title

GENERAL TEXTILES, a California
corporation

By:
        Name:
        Title

CONSENT OF GUARANTOR



The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of Amendment No. 6 to Loan and Security Agreement (the "Sixth Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Sixth Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Sixth Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this _____ day of _______________, 1996.

FAMILY BARGAIN CORPORATION


By
Name:
Title:


AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT



THIS AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT
(this "Amendment") is entered into as of this 31st day of December, 1996, by and between FINOVA CAPITAL CORPORATION, a
Delaware corporation ("Lender"), and GENERAL TEXTILES, a
California corporation ("Borrower").

W I T N E S S E T H:

WHEREAS, Borrower and Greyhound Financial Capital
Corporation, an Oregon corporation, predecessor by merger and name change to Lender, entered into a Loan and Security Agreement dated as of October 14, 1993, as amended by (i) an Amendment
No. 1 to Loan and Security Agreement dated as of July 11, 1994,
(ii) an Amendment No. 2 to Loan and Security Agreement dated as of March 31, 1995, (iii) an Amendment No. 3 to Loan and Security Agreement dated as of July 27, 1995, (iv) an Amendment No. 4 to Loan and Security Agreement dated as of November 10, 1995, (v) an Amendment No. 5 to Loan and Security Agreement dated as of April 18, 1996, (vi) and an Amendment No. 6 to Loan and Security Agreement dated as of July 10, 1996 (as so amended, the "Loan Agreement"), that evidences a loan from Lender to Borrower; and

WHEREAS, Borrower has asked Lender to modify the Loan
Agreement in accordance with the terms of, and subject to the conditions contained in, this Amendment and Lender is willing so to amend the Loan Agreement, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these recitals, the covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning as set forth in the Loan Agreement.

2. Loan Agreement. Provided the conditions precedent described in Section 4 of this Amendment are met to the satisfaction of Lender, the Loan Agreement are modified, as of the date hereof, as follows:

2.1     Paragraph (i) of Section 2(B) of the Loan
Agreement is hereby amended to read in its entirety as follows:

"(i)    Inventory Loans:  A revolving line of
credit consisting of loans against Borrower's Eligible
Inventory ("Inventory Loans") in an aggregate outstanding principal amount not to exceed the lesser of (a) the amount obtained when the Advance Rate is multiplied by the value of Borrower's Eligible
Inventory, calculated at the lower of cost or market and determined on a first-in, first-out basis; or (b)
Twenty-Five Million Dollars ($25,000,000).  The
Advance Rate shall equal (i) sixty-five percent (65%) during the period commencing on the Sixth Amendment
Effective Date through March 31, 1997, and (ii) fifty percent (50%) during the period commencing January 1 through March 31 of each year thereafter, fifty-five percent (55%) during the period commencing April 1 through May 31 of each year thereafter, and sixty percent (60%) during the period commencing June 1 through December 31 of each year thereafter; and"

2.2 Paragraph 14(Q) of the Loan Agreement, set forth in Section 2.8 of the Fifth Amendment, is hereby amended to read in its entirety as follows:

"(Q)    Merger or Acquisition.  No later than
June 30, 1997, Borrower shall have merged with Factory
2-U, or have acquired all of the outstanding capital stock of Factory 2-U, in either case on standard commercially reasonable terms and conditions, comparable to those of an arm's-length transaction between unaffiliated entities and accompanied by a valuation opinion satisfactory to Lender in the exercise of its reasonable business judgment, prepared by an accounting or investment firm acceptable to Lender."

3.      Seventh Amendment Fee.  In consideration of
Lender's agreement to enter into this Amendment, Borrower agrees to pay a fee (the "Seventh Amendment Fee"), which Borrower acknowledges is fully earned by Lender upon execution by Lender of this Amendment. The Seventh Amendment Fee shall be payable in three installments of $25,000.00 each, payable on December 31, 1996, February 15, 1997, and February 28, 1997; provided, however, no installment of the Seventh Amendment Fee shall be payable on and after the date upon which Borrower shall have received not less than $27,000,000.00 in new equity investment.

4. Conditions Precedent. The modifications described in Section 2 of this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to
Lender:

(a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

(i)     This Amendment;

(ii)    Consent of Guarantor in the form
attached hereto;

(iii)   Such other acknowledgments and
reaffirmations as Lender shall require;

(iv)    Any other consents deemed necessary by
Lender;

(v)     A corporate resolution of each of
Borrower and Guarantor approving the transactions contemplated hereby to which each is a party; and

(vi)    Such other items as Lender may
require.

(b)     Borrower shall have paid the first
installment of the Seventh Amendment Fee.

(c) Lender and Factory 2-U shall have entered into an Amendment No. 4 to Loan and Security Agreement on terms acceptable to Lender and each condition to the effectiveness thereof shall have been satisfied other than the execution of this Amendment.

(d)     There shall not then exist an Event of
Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

(e) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

(f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

11.     Choice of Law. The Loan Documents and this
Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

12. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

13. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding affect of this Amendment.

FINOVA CAPITAL CORPORATION, a
Delaware corporation, successor-
by-merger to Greyhound Financial

Capital Corporation, an Oregon
corporation

By:
        Name:   Pete Martinez
        Title:  Assistant Vice President

GENERAL TEXTILES, a California corporation

By:
        Name:   William W. Mowbray
        Title:  President & CEO

CONSENT OF GUARANTOR



The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of Amendment No. 7 to Loan and Security Agreement (the "Seventh Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Seventh Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Seventh Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 31st day of December, 1996.

FAMILY BARGAIN CORPORATION


By
Name:   John A. Selzer
Title:  President

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND WAIVER

This Amendment No. 2 to Loan and Security Agreement and Waiver (the "Amendment"), is entered into this 22nd day of April, 1996, by and between FACTORY 2-U, INC., an Arizona corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a
Delaware corporation,

W I T N E S S E T H :

WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 10, 1995
(the "Original Agreement"); and

WHEREAS, Borrower and Lender are parties to that certain Amendment No. 1 to Loan and Security Agreement and Waiver dated as of April 18, 1996 ("Amendment No. 1"), which Amendment No. 1 served to amend the Original Agreement and provided for Lender's waiver of Borrower's non-compliance with certain provisions thereof (the Original Agreement and Amendment No. 1 are herein collectively referred to as the "Loan Agreement"); and

WHEREAS, Borrower has requested that Lender amend the Loan Agreement in certain respects and waive Borrower's non-compliance with certain provisions thereof and, subject to the terms and conditions set forth below, Lender is willing to do so.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

2. Amendment to Loan Agreement. The Loan Agreement and the Schedule are hereby amended, as of the Second Amendment
Effective Date, as follows:

2.1 Section 18 of the Loan Agreement is hereby amended by inserting the following new defined terms:

"Second Amendment" means that certain
Amendment No. 2 to Loan and Security Agreement and
Waiver, effective as of the Second Amendment Effective
Date, by and between Borrower and Lender.

"Second Amendment Effective Date" means
April 22, 1996.

2.2     The "Net Worth" and "Debt to Net Worth"
covenants set forth in that Section of the Schedule to the Loan Agreement entitled FINANCIAL COVENANTS are hereby amended in their entirety to read as follows:
Net Worth.  Borrower shall maintain Net
Worth of not less than Five Hundred Thousand Dollars
($500,000) from the Closing Date through and including
September 30, 1996; One Million Dollars ($1,000,000) from October 1, 1996 through and including January 31,
1997; and One Million Five Hundred Dollars

($1,500,000) thereafter (the "Net Worth Covenant");

Debt to Net Worth. Borrower shall maintain a ratio of Indebtedness to Net Worth of not greater than 20.0 to 1.0 as of January 31, 1996, and of not greater than 14.0 to 1.0 as of January 31 of each year thereafter (the "Debt to Net Worth Covenant"); and

3. Waiver of Events of Default. The waiver set forth in this Section 3 is specific to the matter set forth herein: no future acts, events or occurrences, or acts, events or occurrences of which Lender does not have actual present knowledge, which either constitute an Event of Default or which with the passage of time, giving of notice, or both, would constitute an Event of Default, are waived by Lender, including, without limitation, any circumstances which are of a continuing nature, the existence of which would independently give rise to an Event of Default under the Loan Agreement after giving effect to this Amendment; provided, that with respect to any financial covenants or reporting obligations which are only tested or to be complied with as of specified dates pursuant to the Loan Agreement, no Event of Default shall exist unless a breach occurs or exists as of the time such covenants are to be tested or complied with as of a date subsequent to the date of this Amendment.

3.1     Net Worth Covenant.  Subject to
satisfaction of each condition precedent set forth in
Section 4 below, Lender hereby waives Borrower's non-compliance with the Net Worth covenant set forth in that Section of the Schedule to the Loan Agreement entitled
"FINANCIAL COVENANTS" for the period commencing on the Closing Date through the Second Amendment Effective Date.

4. Conditions Precedent. The modifications described in Section 2 of this Amendment and the waivers set forth in Section 3 of this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

(a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

(i)     This Amendment;

(ii)    The Consent of Guarantor in the form
attached hereto; and

(iii)   Such other items as Lender may
require.

(b) Other than with respect to the matters set forth in Section 3 above, there shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of

Default.

(c) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

(d) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation and closing of this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

11.     Choice of Law.  The Loan Documents and this
Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

12. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

13. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

FINOVA CAPITAL CORPORATION, a
Delaware corporation


By:
        Name:
        Title

FACTORY 2-U, INC., an Arizona corporation


By:
        Name:
        Title

CONSENT OF GUARANTOR



The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of Amendment No. 2 to Loan and Security Agreement and Waiver (the "Second Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by that certain Amendment No. 1 to Loan and Security Agreement and Waiver dated as of April 18, 1996 by and between Borrower and Lender (the "First Amendment") and the Second Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the First Amendment and the Second Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 22nd day of April, 1996.




FAMILY BARGAIN CORPORATION, a
Delaware corporation


By:______________________________
        Name:
        Title:


AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT AND WAIVER


This Amendment No. 3 to Loan and Security Agreement and Waiver (the "Amendment"), is entered into this 10th day of July, 1996, by and between FACTORY 2-U, INC., an Arizona corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a
Delaware corporation,

W I T N E S S E T H :


WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 10, 1995
(the "Original Agreement"); and

WHEREAS, Borrower and Lender are parties to that certain Amendment No. 1 to Loan and Security Agreement and Waiver dated as of April 18, 1996 ("Amendment No. 1"), and that certain Amendment No. 2 to Loan and Security Agreement and Waiver dated as of April 22, 1996 ("Amendment No. 2"), which Amendment No. 1 and Amendment No. 2 served to amend the Original Agreement and provided for Lender's waiver of Borrower's non-compliance with certain provisions thereof (the Original Agreement, Amendment No. 1 and Amendment No. 2 are herein collectively referred to as the "Loan Agreement"); and

WHEREAS, Borrower has requested that Lender amend the Loan Agreement in certain respects and, subject to the terms and conditions set forth below, Lender is willing to do so.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

2. Amendment to Loan Agreement. The Loan Agreement and the Schedule are hereby amended, as of the Third Amendment
Effective Date, as follows:

2.1 Section 18 of the Loan Agreement is hereby amended by inserting the following new defined terms:

"Additional Intercompany Term Note" means that certain Promissory Note of Borrower dated as of the Third Amendment Effective Date and made payable to General Textiles in the original principal amount of $2,000,000.

"GenTex Sixth Amendment" means that
certain Amendment No. 6 to Loan and Security Agreement dated as of the Third Amendment Effective Date by and between Lender and General Textiles.

"Third Amendment" means that certain
Amendment No. 3 to Loan and Security Agreement, effective as of the Third Amendment Effective Date, by and between Borrower and Lender.

"Third Amendment Effective Date" means
July 10, 1996.

2.2 Paragraphs 3, 4, and 5 of that Section of the Schedule to the Loan Agreement entitled "ADDITIONAL
PROVISIONS" are hereby deleted in their entirety and the following new Paragraph 3 is inserted to read in its entirety as follows:

3.      Sale of Nogales Warehouse.  Borrower
shall have consummated the sale of the Nogales
Warehouse not later than August 15, 1996, and shall have paid directly to Lender proceeds of such sale of not less than $2,000,000 by such date, for credit against the obligations of General Textiles to Lender and in reduction of the obligations of Borrower to General Textiles under the Merchandising Note. Upon receipt of such sale proceeds, Lender agrees that it shall thereupon release its lien under the GenTex Deed of Trust, provided, (i) no Event of Default or event or condition which, with the passage of time, giving of notice, or both, would constitute an Event of Default, exists and is continuing at the time of such release and termination, (ii) such sale transaction, in Lender's sole discretion, shall constitute an arm's-length, bona-fide transaction.

2.3 The paragraph entitled "Indebtedness" set forth in that Section of the Schedule entitled "NEGATIVE
COVENANTS" is hereby amended by deleting the period at the end thereof and inserting the following new clause (ix) to read in its entirety as follows:

, (ix) Indebtedness to General Textiles
evidenced by the Additional Intercompany Term Note, the terms of which Additional Intercompany Term Note shall be identical to those contained in the "Additional Term Note," as that term is defined in the GenTex Sixth Amendment, and (x) Indebtedness to
General Textiles arising from the payment by General
Textiles of the Refinancing Fee on behalf of Borrower evidenced by the Additional Intercompany Term Note, provided, Borrower shall have reimbursed General
Textiles in the amount of the Refinancing Fee no later than July 31, 1996.

2.4 Paragraph (i) set forth in the Section of the Schedule to the Loan Agreement entitled "BORROWER
INFORMATION" is hereby amended in its entirety to read as follows:

"i)     Liens in favor of General Textiles on
all of Borrower's personal property assets, as collateral security for all of Borrower's obligations to General Textiles, including without limitation, under the Merchandising Note and under the Additional
Intercompany Term Note, provided all of General
Textiles' rights have been collaterally assigned to Lender."

3. Waiver. Subject to satisfaction of each condition precedent set forth in Section 4 below, Lender hereby waives Borrower's non-compliance with the provisions of Section
13.15 of the Loan Agreement for the period commencing December
31, 1995 through July 31, 1996, provided further:

(a)     the proceeds of the advance by General
Textiles to Borrower evidenced by the Additional
Intercompany Term Note shall be applied in their entirety to reduction of the outstanding balance of the Merchandising
Note; and

(b) Borrower shall comply with the repayment obligations set forth in Section 2.2 of this Amendment.

4. Conditions Precedent. The modifications and the waiver described in Section 2 and Section 3 of this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

(a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

(i)     This Amendment;

(ii)    The Consent of Guarantor in the form
attached hereto;

(iii)   Such acknowledgments and
reaffirmations of the Subordination Agreement as Lender shall require;

(iv)    Any other consents deemed necessary by
Lender;

(v)     A corporate resolution of Borrower
approving the transactions contemplated hereby to which it is a party;

(vi)    A corporate resolution of Guarantor
approving the transactions contemplated hereby to which it is a party;

(vii)   An opinion from Borrower's and
Guarantor's counsel, which counsel must be acceptable to Lender, with respect to such matters as Lender shall require; and

(viii)  Such other items as Lender may
require.

(b) Borrower shall have executed and delivered to GenTex the Additional Intercompany Term Note;

(c)     Lender and General Textiles shall have
entered into the GenTex Sixth Amendment and each condition to the effectiveness thereof shall have been satisfied, including without limitation, the endorsement by General
Textiles of the Additional Intercompany Term Note as payable to the order of Lender and delivery of the Additional Intercompany Term Note bearing such endorsement to Lender.

(d)     There shall not then exist an Event of
Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

(e) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

(f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

5. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

6. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

7. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

8. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control. Without limiting the generality of the foregoing, Borrower reaffirms its obligation to deliver to Lender Landlord's Consents with respect to all of Borrower's facilities in which Collateral is or is intended to be kept or maintained and further acknowledges that Lender has not waived its right to require the delivery of such Landlord's Consents.

9. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

10. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

11.     Choice of Law.  The Loan Documents and this
Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

12. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

13. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

FINOVA CAPITAL CORPORATION, a
Delaware corporation

By:
        Name:
        Title

FACTORY 2-U, INC., an Arizona corporation


By:
        Name:
        Title

CONSENT OF GUARANTOR


The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of Amendment No. 3 to Loan and Security Agreement (the "Third Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Third Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Third Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this _____ day of ______, 1996.

FAMILY BARGAIN CORPORATION, a
Delaware corporation


By:___________________________

        Name:
        Title:

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT AND WAIVER


This Amendment No. 4 to Loan and Security Agreement and Waiver (this "Amendment"), is entered into as of this 31st day of December, 1996, by and between FACTORY 2-U, INC., an

Arizona corporation ("Borrower"), and FINOVA CAPITAL
CORPORATION, a Delaware corporation ("Lender").

W I T N E S S E T H :


WHEREAS, Borrower and Lender are parties to that certain Loan and Security Agreement dated as of November 10, 1995, as amended by (i) an Amendment No. 1 to Loan and Security Agreement and Waiver dated as of April 18, 1996, (ii) an Amendment No. 2 to Loan and Security Agreement and Waiver dated as of April 22, 1996, and (iii) an Amendment No. 3 to Loan and Security Agreement and Waiver dated July 10, 1996 (as so amended, the "Loan Agreement"); and

WHEREAS, Borrower has requested that Lender amend the Loan Agreement in certain respects and, subject to the terms and conditions set forth below, Lender is willing to do so.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings set forth herein, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Loan Agreement.

2. Amendment to Loan Agreement. Provided the conditions precedent described in Section 5 of this Amendment are met to the satisfaction of Lender, the Loan Agreement and the Schedule are hereby amended, as follows:

2.1     Paragraph (b) of that Section of the
Schedule to the Loan Agreement entitled "LOANS (Section
1.1)" is hereby amended to read in its entirety as follows:

"(b)    for the period commencing December 31, 1996
through and including March 31, 1997, sixty percent (60%) of the value of Borrower's Eligible
Inventory, and for the period commencing April 1, 1997 and thereafter, fifty percent (50%) of the value of Borrower's Eligible Inventory, at all times calculated at the lower of cost or market value and determined on a first-in, first-out basis."

2.2 Paragraph 9 of that Section of the Schedule to the Loan Agreement entitled "ADDITIONAL PROVISIONS," set forth in Section 2.6 of the First Amendment, is hereby amended to read in its entirety as follows:

"9.     Merger or Acquisition.  No later than June 30,
1997, (i) Borrower shall have merged with and into General Textiles, with General Textiles the surviving corporation, or (ii) General Textiles shall have purchased all of the outstanding shares of Borrower's capital stock, in either case on standard commercially reasonable terms and conditions, comparable to those of an arm's-length transaction between unaffiliated entities and accompanied by a valuation opinion satisfactory to Lender in the exercise of its reasonable business judgment, prepared by an accounting or investment firm acceptable to Lender."

3.      Waiver of Event of Default.      Provided the
conditions precedent described in Section 5 of this Amendment are met to the satisfaction of Lender, Lender hereby waives Borrower's non-compliance with the Debt Service Coverage Covenant set forth in that Section of the Schedule entitled "FINANCIAL COVENANTS (Section 13.14)" for the months of September, 1996, October, 1996, November, 1996, December, 1996 and January, 1997.

4.      Fourth Amendment Fee.   In consideration of
Lender's agreement to enter into this Amendment, Borrower agrees to pay a fee (the "Fourth Amendment Fee"), which Borrower acknowledges is fully earned by Lender upon execution by Lender of this Amendment. The Fourth Amendment Fee shall be payable in three installments of $12,500.00 each, payable on December 31, 1996, February 15, 1997, and February 28, 1997; provided, however, no installment of the Fourth Amendment Fee shall be payable on and after the date upon which General Textiles shall have received not less than $27,000,000.00 in new equity investment.

5. Conditions Precedent. The modifications described in Section 2 of this Amendment and the waiver set forth in Section 3 of this Amendment will not be effective unless and until each of the following conditions precedent have been satisfied, in form, manner and substance satisfactory to Lender:

(a) Borrower shall have delivered or caused to be delivered to Lender the following documents, all of which shall be properly completed, executed and otherwise satisfactory to Lender:

(i)     This Amendment;

(ii)    The Consent of Guarantor in the form
attached hereto;

(iii)   Such acknowledgments and
reaffirmations of the Subordination Agreement as Lender shall require;

(iv)    Any other consents deemed necessary by
Lender;

(v)     A corporate resolution of Borrower and
of Guarantor approving the transactions contemplated hereby to which each is a party; and

(vi)    Such other items as Lender may
require.

(b)     Borrower shall have paid the first
installment of the Fourth Amendment Fee.

(c)     Lender and General Textiles shall have
entered into an Amendment No. 7 to Loan and Security
Agreement on terms acceptable to Lender and each condition to the effectiveness thereof shall have been satisfied.

(d)     Except as specifically described in Section
3 of this Amendment, there shall not then exist an Event of Default or any act or event which with notice, passage of time, or both would constitute an Event of Default.

(e) All the representations and warranties of the Loan Parties in the Loan Documents shall be true and correct, in all material respects, before and after giving effect to the making of this Amendment.

(f) Borrower shall have paid all closing costs, recording fees and taxes, appraisal fees and expenses, travel expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Lender in connection with the preparation of, closing of and disbursement of the advances pursuant to this Amendment, which costs, fees and expenses may be payable from the first advance made pursuant to this Amendment.

6. Indebtedness Acknowledged. Borrower acknowledges that the indebtedness evidenced by the Loan Documents is just and owing and agrees to pay the indebtedness in accordance with the terms of the Loan Documents. Borrower further acknowledges and represents that no event has occurred and no condition presently exists that would constitute a default or event of default by Lender under the Loan Agreement or any of the other Loan Documents, with or without notice or lapse of time.

7. Validity of Documents. Borrower hereby ratifies, reaffirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent valid, enforceable and collectable obligations of Borrower, and that Borrower presently has no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of Borrower under the Loan Agreement or any of the other Loan Documents. Borrower furthermore agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Lender.

8. Reaffirmation of Warranties. Borrower hereby reaffirms to Lender each of the representations, warranties, covenants and agreements of Borrower as set forth in each of the Loan Documents with the same force and effect as if each were separately stated herein and made as of the date hereof. Borrower represents and warrants to Lender that with respect to the financing transaction herein contemplated, no Person is entitled to any brokerage fee or other commission and Borrower agrees to indemnify and hold Lender harmless against any and all such claims.

9. Ratification of Terms and Conditions. All terms, conditions and provisions of the Loan Agreement, and of each of the other Loan Documents shall continue in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. In the event of any conflict between the terms and conditions of this Amendment and any of the other Loan Documents, the provisions of this Amendment shall control.

10. Other Writings. Lender and Borrower will execute such other writings as may be necessary to confirm or carry out the intentions of Lender and Borrower evidenced by this Amendment.

11. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

12.     Choice of Law.  The Loan Documents and this
Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

13. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

14. Counterparts; Telecopy Execution. This Amendment may be executed in any number of separate counterparts, all of which when taken together shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

FINOVA CAPITAL CORPORATION, a Delaware corporation


By:
        Name:   Pete Martinez
        Title   Assistant Vice President

FACTORY 2-U, INC., an Arizona corporation


By:
        Name:   William W. Mowbray
        Title:  President & CEO

CONSENT OF GUARANTOR


The undersigned ("Guarantor") hereby executes this Consent for the purpose of (i) evidencing Guarantor's consent to the execution and performance of Amendment No. 4 to Loan and Security Agreement (the "Fourth Amendment") by Lender and Borrower, (ii) reaffirming the terms of the Guaranty Agreement executed by Guarantor, (iii) evidencing Guarantor's agreement that the Borrower's Obligations as set forth in the Guaranty Agreement shall, for all purposes, include the Loan Documents, as amended by the Fourth Amendment, and shall further include all additional amounts which may be funded or advanced to Borrower pursuant to the Loan Agreement as amended by the Fourth Amendment, and (iv) ratifying and affirming all terms and provisions of the Guaranty Agreement. Except to the extent otherwise indicated, terms used herein with initial capital letters shall have the meanings set forth in the Loan Agreement, as amended.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Consent as of this 31st day of December, 1996.

FAMILY BARGAIN CORPORATION, a
Delaware corporation


By:_____________________________

        Name:   John A. Selzer
        Title:  President